                                   EXHIBIT 4.1
                                                                  CONFORMED COPY











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                       CREDIT AGREEMENT [364-Day Facility]



                           Dated as of August 20, 1999



                                      among



                       THE GOODYEAR TIRE & RUBBER COMPANY,



                            THE LENDERS NAMED HEREIN,

                                       and

                            THE CHASE MANHATTAN BANK
                   as Advisor, Lead Arranger and Book Manager







--------------------------------------------------------------------------------



                                    X-4.1-1
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                                TABLE OF CONTENTS

Article      Section                                                   Page
-------      -------                                                   ----

    I.    DEFINITIONS

          1.01       Defined Terms ..................................   1
          1.02       Terms Generally ................................  16

   II.    THE CREDITS

          2.01       Commitments ...................................   17
          2.02       Loans .........................................   17
          2.03       Competitive Bid Procedure .....................   19
          2.04       Standard Borrowing Procedure ..................   22
          2.05       Refinancings ..................................   23
          2.06       Fees ..........................................   24
          2.07       Repayment of Loans; Evidence of
                     Debt; Conversion and Continuation
                     of Standard Borrowings ........................   25
          2.08       Interest on Loans .............................   28
          2.09       Default Interest ..............................   29
          2.10       Unavailability of LIBO Rate
                     and CD Rate Quotations ........................   29
          2.11       Termination, Reduction, Extension
                     and Addition of Commitments ...................   30
          2.12       Prepayment ....................................   31
          2.13       Reserve Requirements;
                     Change in Circumstances .......................   33
          2.14       Change in Legality ............................   35
          2.15       Pro Rata Treatment ............................   36
          2.16       Payments ......................................   37
          2.17       Taxes .........................................   37
          2.18       Termination or Assignment
                     of Commitments ................................   40

  III.    REPRESENTATIONS AND WARRANTIES............................   40

   IV.    CONDITIONS OF LENDING

          4.01       All Borrowings ................................   42
          4.02       First Borrowing ...............................   43

    V.    AFFIRMATIVE COVENANTS.....................................   43

   VI.    NEGATIVE COVENANTS........................................   45

  VII.    EVENTS OF DEFAULT ........................................   47





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  VIII.    THE AGENT ................................................   51

    IX.    MISCELLANEOUS

           9.01       Notices .......................................   54
           9.02       Survival of Agreement .........................   54
           9.03       Binding Effect; Successors
                      and Assigns ...................................   55
           9.04       Applicable Law ................................   55
           9.05       Waivers; Amendment ............................   55
           9.06       Interest Rate Limitation ......................   56
           9.07       Entire Agreement ..............................   57
           9.08       Information; Access and
                      Confidentiality ...............................   57
           9.09       Severability ..................................   58
           9.10       Counterparts ........................... ......   58
           9.11       Headings ......................................   58
           9.12       Jurisdiction; Consent to Service
                       of Process ...................................   58
           9.13       Stamp Taxes ...................................   59
           9.14       Change of Control Option ......................   60


Exhibit A-1              Form of Competitive Bid Request
Exhibit A-2              Form of Notice of Competitive Bid Request
Exhibit A-3              Form of Competitive Bid
Exhibit A-4              Form of Competitive Bid Accept/Reject Letter
Exhibit A-5              Form of Standby Borrowing Request
Exhibit B                Form of Opinion of Counsel
Exhibit C                Form of Schedule of Compliance
Exhibit D                Form of Agreement Providing for Additional Lender
Exhibit E                Form of Promissory Note to Facilitate Assignments to
                         Federal Reserve Banks
Schedule 2.01            Commitments; Addresses for Notices and
                         Reserve Percentages.




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                  CREDIT AGREEMENT [364-Day Facility] dated as of August 20,
         1999, among THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Borrower"), the lenders listed in Schedule 2.01 (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent").


         The Borrower has requested the Lenders to extend credit to the Borrower in order to enable it to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Commitment Termination Date (as herein defined), and thereafter to have outstanding prior to the Maturity Date, a principal amount not in excess of $1,300,000,000 at any time outstanding. The Borrower has also requested the Lenders to provide a procedure pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on borrowings by the Borrower. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

         Accordingly, the Borrower, the Lenders and the Agent agree as follows:


ARTICLE I.  DEFINITIONS

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

         "ABR LOAN" shall mean any Standard Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ADJUSTED CD RATE" shall mean, with respect to any CD Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/1000th of 1%) equivalent to the sum of (i) the quotient of (x) the CD Rate with respect to the Interest Period in respect of such CD Loan, divided by (y) one minus the CD Reserve Requirement of the applicable Lender, if any, PLUS (ii) the Assessment Rate of the applicable Lender, if any. The Adjusted CD Rate shall be


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                                    X-4.1-4
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determined as of the first day of, and shall remain constant throughout, the applicable Interest Period.

         "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Loan, the rate per annum (expressed as a percentage rounded upward, if necessary, to the nearest 1/1000th of 1%) equivalent to the sum of (i) the quotient of (x) the LIBO Rate for the Interest Period in respect of such Eurodollar Loan, divided by
(y) one minus the Eurodollar Reserve Requirement, if any. The Adjusted LIBO Rate shall be the rate appropriately determined to be in effect on the first day of, and shall remain constant throughout, such Interest Period. The Eurodollar Reserve Requirement shall be determined as at the first day of, and shall remain constant throughout, such Interest Period.

         "ADMINISTRATIVE FEES" shall have the meaning assigned to such term in
Section 2.06(b).

         "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

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                                    X-4.1-5
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         "ANNUAL PERIOD" shall mean a period of four complete, consecutive fiscal quarters of the Borrower, taken together and constituting one accounting period.

         "ASSESSMENT RATE" shall mean, at any date as of which any determination thereof is being or to be made and with respect to any CD Loan and the applicable Interest Period in respect of which any determination thereof is being or to be made, the aggregate of the net annual assessment rates or similar fees or charges (expressed on a per annum percentage basis, rounded upward, if necessary, to the nearest 1/1000th of 1%), if any, paid by the Lender making such Loan on its Dollar time deposits in the United States of America insured by the Federal Deposit Insurance Corporation (or any successor agency) or any other Governmental Body which has general jurisdiction over such Lender and such rates, fees or charges, if any, are measured with respect to Dollar time deposits (including certificates of deposit and equivalent instruments) with such Lender in the United States of America; such rates, fees or charges, if any, shall be determined by annualizing the then most recent assessment rates or similar fees or charges levied on such Lender by said Corporation or other Governmental Body with respect to such Dollar time deposits evidenced by certificates of deposit or equivalent instruments in amounts and for periods substantially equal to the applicable Interest Period.

         "AUTHORIZED OFFICER" shall mean (i) any of the Chairman of the Board, any Vice Chairman of the Board, the President, any Executive Vice President, any Vice President and the Treasurer of the Borrower, and (ii) in respect of all matters relating to this Agreement other than the execution and delivery of this Agreement, the Comptroller, the Secretary, any Assistant Treasurer, any Assistant Comptroller or any Assistant Secretary of the Borrower and any other person designated in writing by any officer specified in clause (i) above as duly authorized to act on behalf of the Borrower hereunder.

         "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "BORROWING" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to



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                                    X-4.1-6
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Section 2.03) on a single date and as to which a single Interest Period is in effect.

         "BUSINESS DAY" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

         "CD BORROWING" shall mean a Borrowing comprised of CD Loans.

         "CD LOAN" shall mean any Standard Loan bearing interest at a rate determined by reference to the Adjusted CD Rate in accordance with the provisions of Article II.

         "CD RATE" shall mean with respect to any CD Borrowing for any Interest Period, the rate of interest (expressed as an annual rate) equal to the arithmetic average (expressed as a percentage rounded upward, if necessary, to the nearest 1/1000th of 1%) of the rates specified as (x) the "Average" rate and
(y) the "Secondary CDs" rate, each such rate to be in respect of certificates of deposits or similar instruments having a maturity which is equal or substantially equal to such Interest Period, which rates appear on the display designated as page "CDNY" on the Reuter System (or on such other display on the Reuter System as shall then display rates for the purchase at face value of certificates of deposit or equivalent instruments) at 10:00 a.m., New York City time, on the first day of such Interest Period; PROVIDED, THAT, if no rates can be obtained from page "CDNY" of the Reuter System (or such other display), CD Rate shall be equal to the rate set forth under the caption "Certificates of Deposit" in the daily statistical release published by the Federal Reserve Bank of New York entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities", or any successor publication (the "Composite Quotations"), for the first day of such Interest Period in respect of certificates of deposit having a maturity substantially equal to such Interest Period; PROVIDED, FURTHER, that if no rates are available from the Reuter System or the Composite Quotations, or the Agent or the Borrower shall in good faith reasonably determine (and promptly give notice to the other party of such determination) that the CD Rate in respect of such Interest Period determined as aforesaid is materially higher (as


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                                    X-4.1-7
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reasonably determined by the Borrower) or lower (as reasonably determined by the
Agent) than the prevailing rate of interest the Agent is required to pay to acquire funds evidenced by non-negotiable certificates of deposit in amounts of $1,000,000 or more for a period substantially equal to such Interest Period, then, in any such event, CD Rate shall mean, with respect to such Interest
Period and to the applicable CD Borrowing, the arithmetic average (expressed as a percentage rounded upward, if necessary, to the nearest 1/1000th of 1%) of the offered rates (each expressed as a per annum rate) offered by leading New York City dealers in negotiable certificates of deposit at 10:30 a.m., New York City time, on the first day of such Interest Period for the purchase at face value from the Agent of negotiable certificates of deposit or equivalent instruments in amounts of $1,000,000 or more for the period of, or for a period comparable or substantially equal to, such Interest Period.

         "CD RESERVE REQUIREMENT" shall mean, at any date as of which any determination thereof is being or to be made and with respect to any CD Loan and the applicable Interest Period in respect of which any determination thereof is being or to be made, the amount (expressed as a decimal, rounded upward, if necessary, to six decimal places) equal to the sum of (i) the aggregate of all reserve requirements (including, without duplication, all basic, supplemental, marginal and other reserves) in effect on such date (as established under Regulation D of the Board, or any other regulation of the Board which prescribes reserve requirements applicable to non-personal time deposits then in effect and applicable to the Lender making such Loan), on Dollar non-personal time deposits in the United States of the type used as a reference in determining the CD Rate and having a maturity equal or comparable to the applicable Interest Period, as and to the extent that such Lender is subject to such requirements, and (ii) the aggregate of all reserve or similar requirements of any other Governmental Body having jurisdiction over such Lender in respect of such Dollar non-personal time deposits in the United States having a maturity equal or comparable to the applicable Interest Period.

         "CLOSING DATE" shall mean August 20, 1999.

         "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

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                                    X-4.1-8
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         "COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth in Schedule 2.01 hereto, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.11. Schedule 2.01 will be deemed to have been appropriately amended to reflect any addition of a Commitment pursuant to Section 2.11(d), assignment pursuant to Section 9.03 or termination of any Commitment.

         "COMMITMENT TERMINATION DATE" shall mean August 18, 2000, or any date to which the Commitment Termination Date shall have been extended pursuant to
Section 2.11(e).

         "COMPETITIVE BID" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

         "COMPETITIVE BID ACCEPT/REJECT LETTER" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

         "COMPETITIVE BID RATE" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

         "COMPETITIVE BID REQUEST" shall mean a request made pursuant to Section
2.03 in the form of Exhibit A-1.

         "COMPETITIVE BORROWING" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

         "COMPETITIVE LOAN" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

         "CONSOLIDATED" shall refer to the consolidation of the accounts of the Borrower and the Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation.

         "CONSOLIDATED DEBT" shall mean, as at the date as of which any determination thereof is being or to be made,


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                                    X-4.1-9
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Debt of the Borrower and the Subsidiaries, without duplication, determined on a
Consolidated basis in accordance with generally accepted accounting principles.

         "CONSOLIDATED FINANCIAL STATEMENTS OF THE BORROWER" shall mean the Consolidated balance sheet of the Borrower and Subsidiaries as at December 31, 1998 and 1997 and the Consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998, and the Notes to Financial Statements in respect thereof, together with the Report of Price Waterhouse, independent accountants, in respect thereof, all as set forth at pages 43 through 68, inclusive, of the Annual Report on Form 10-K for the Borrower for the year ended December 31, 1998, a copy of which has heretofore been delivered to each of the Lenders.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, with respect to any Annual Period in respect of which a determination thereof is being or to be made, without duplication and excluding intercorporate transactions among the Borrower and the Subsidiaries, the sum of (i) Consolidated interest accrued in respect of all Consolidated Debt of the Borrower and the Subsidiaries during such Annual Period, whether or not paid and whether expensed or capitalized, calculated and determined after giving effect, as and to the extent permitted by generally accepted accounting principles, to any amounts paid or received by the Borrower or the Subsidiaries under interest rate exchange and similar agreements and arrangements which are intended to hedge or limit interest rates and expenses, PLUS (ii) amortization of debt expense and discount or premium relating to any such Debt (including and giving effect to any similar amounts paid or received by the Borrower and the Subsidiaries under any such interest rate exchange or similar agreement or arrangement) during such period, whether or not paid and whether expensed or capitalized, PLUS (iii) the portion of rental expense payable during such period pursuant to all capital lease obligations (which are recorded as Debt) representing imputed interest recorded in accordance with generally accepted accounting principles.

         "CONSOLIDATED NET WORTH" shall mean, as at the end of any fiscal quarter in respect of which a determination thereof is being or to be made, the Consolidated stated capital, surplus and retained earnings of the Borrower and the Subsidiaries, before (i) foreign currency translation adjustment and (ii) the effect (on such retained earnings)



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                                    X-4.1-10
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of the recognition of the one time charge for the "transition obligation" of the
Borrower and the Subsidiaries upon the Borrower's adoption of, and under and in accordance with the applicable provisions of, Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions" in 1992.

         "CONSOLIDATED OPERATING INCOME" shall mean, with respect to any Annual Period in respect of which a determination thereof is being or to be made, the Consolidated net sales of the Borrower and the Subsidiaries for such Annual Period, PLUS other income, MINUS cost of goods sold and selling, administrative and general expense properly attributable to continuing operations of the Borrower and the Subsidiaries for such Annual Period.

         "DEBT" shall mean and shall include, as at the date as of which any determination thereof is being or is to be made and in respect of any Person, without duplication and excluding in the case of the Borrower and the Subsidiaries intercorporate debt and other intercorporate obligations solely among the Borrower and the Subsidiaries, all (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services under conditional sales or other similar agreements which provide for the deferral of the payment of the purchase price for a period in excess of one year following the date of such Person's receipt and acceptance of the complete delivery of such property and/or services, (iv) obligations of such Person as lessee under leases which obligations are, in accordance with generally accepted accounting principles, recorded as capital lease obligations, and (v) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above. Whenever any determination of the amount of Debt (or of Consolidated Debt or Funded Debt) is required or permitted to be, or is otherwise being or to be, made for any purpose under this Agreement, the amount of any such Debt denominated in any currency other than Dollars shall be calculated at the Dollar Equivalent of such Debt as at the date as of which such determination of the amount of Debt is being or to be made, except that, if all or any portion of the principal amount of any such Debt which is payable in a currency other than Dollars is hedged into Dollars, the

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                                    X-4.1-11
principal amount of such hedged Debt, or the hedged portion thereof, shall be deemed to be equal to the amount of Dollars specified in, or determined pursuant to, the applicable hedging contract.

         "DOLLAR EQUIVALENT" shall mean, in respect of any amount of any currency, and as at the date and time as of which any determination thereof is being or to be made, that number of Dollars into which such amount of currency may be converted on such date, which shall be equal to the product of (a) the principal amount of such currency (expressed in standard units of such currency) multiplied by (b) the prevailing spot rate for exchanging such currency into Dollars as quoted on page "Spot" of the Reuter System as at such date and time as of which the determination of Dollar Equivalent is being or to be made, or, if no rate is quoted in respect of such currency on the Reuter System display designated page "Spot" as at such date and time, the prevailing spot rate for exchanging such currency into Dollars in the New York City foreign currency exchange market (or, if a more substantial and liquid market for the exchange of such currency, the London currency exchange market or the currency exchange market in the principal financial center of such currency) as at such date and time.

         "DOLLARS" or "$" shall mean lawful money of the United States of America.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "ERISA LIABILITIES" shall mean, as at the date as of which any determination in respect thereof is being or to be made, the minimum liability with respect to Plans which would be required to be reflected at such time as a liability on the Consolidated balance sheet of the Borrower and the Subsidiaries under paragraphs 36 and 70 of Statement of Financial Accounting Standards No. 87 as such statement may from time to time be amended, modified or supplemented, or under any successor statement issued in replacement thereof.

         "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

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                                    X-4.1-12
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         "EURODOLLAR COMPETITIVE LOAN" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

         "EURODOLLAR LOAN" shall mean any Eurodollar Competitive Loan or Eurodollar Standard Loan.

         "EURODOLLAR RESERVE REQUIREMENT" shall mean, at any date as of which any determination thereof is being or to be made and with respect to any Eurodollar Loan and the applicable Interest Period in respect of which any determination thereof is being or to be made, the amount (expressed as a decimal, rounded upward, if necessary, to six decimal places) of the applicable statutory reserve or similar requirements (including, without duplication, all basic, supplemental, marginal, emergency, special and other reserves), if any, on Eurodollar deposits applicable to and imposed upon the applicable Lender from time to time under regulations issued from time to time by the Board (or any successor) for determining the minimum reserve requirement (including, without limitation, any such reserve requirements under Regulation D of the Board and any emergency, supplemental or other marginal reserve requirements), or by any other Governmental Body having jurisdiction over such Lender, applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency liabilities (as defined in Regulation D of the Board, as in effect from time to time) having a term substantially equal to such Interest Period.

         "EURODOLLAR STANDARD LOAN" shall mean any Standard Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

         "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Article VII.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and any successor Federal statute.

         "FACILITY FEE" shall have the meaning assigned to such term in Section 2.06(a).

         "FEES" shall mean the Facility Fee, the Utilization Fee and the Administrative Fees.

                                    X-4.1-13

         "FIXED RATE BORROWING" shall mean a Borrowing comprised of Fixed Rate Loans.

         "FIXED RATE LOAN" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

         "FUNDED DEBT" shall mean and include, as at any date as of which any determination thereof is being or to be made, any Debt of the Borrower which by its terms (i) matures more than one year after the date on which it was issued, incurred, assumed or guaranteed by the Borrower, or (ii) matures one year or less after the date it was issued, incurred, guaranteed or assumed which at such date may be renewed at the sole election or option of the Borrower so as to mature more than one year after such date.

         "GOVERNMENTAL BODY" shall mean the United States of America, any State thereof, any other country or any political subdivision of such other country, or any department, agency, commission, board, bureau or instrumentality of the United States of America, any State thereof, any other country or political subdivision of such other country or any subdivision of any of them, and, to the extent the term is used in respect of the Agent or any Lender, any quasi-governmental body, agency or authority (including any central bank) exercising regulatory authority over the Agent or any Lender pursuant to applicable law in respect of the transactions contemplated by this Agreement.

         "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan or a CD Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

         "INTEREST PERIOD" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case


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                                    X-4.1-14
may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, 6 or 12 months thereafter (or, in the case of a Eurodollar Competitive Borrowing, on any day that is 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 or 12 months thereafter), as the Borrower may elect, (b) as to any CD Borrowing, a period of 30, 60, 90, 180 or 360 days' duration, as the Borrower may elect, commencing on the date of such Borrowing, (c) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the date 90 days thereafter or, if earlier, on the Maturity Date or the date of prepayment of such Borrowing and
(d) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than the Maturity Date; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "LIBO RATE" means, with respect to any Interest Period relating to a Eurodollar Loan, the rate of interest (expressed as an annual rate) equal to the arithmetic average (expressed as a percentage rounded upward, if necessary, to the nearest 1/1000th of 1%) of the offered rates for deposits in Dollars for a period substantially equal to such Interest Period of the banks whose rates appear on the Bloomberg's British Banker Association rate page, or on any successor or substitute page for such service as shall then display the London interbank offered rates for deposits in Dollars quoted by selected banks (page "LIBO" or such other display being herein referred to as the "Reuter Screen"), for delivery on the first day of such Interest Period, such rate to be established from quotes on the Reuter Screen at (or as near to as practicable) 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (which shall be a Business Day); PROVIDED, THAT, if no rates can be obtained from the Reuter Screen, the LIBO Rate shall be equal to the arithmetic average (expressed as a percentage rounded upward, if

                                    X-4.1-15
necessary, to the nearest 1/1000th of 1%) of the rates (expressed as annual rates) at which deposits in Dollars in amounts of $5,000,000 or more for a period substantially equal to such Interest Period are offered by the LIBOR Reference Banks to prime banks in the London interbank market for delivery on the first day of such Interest Period, such rates to be established from quotes obtained at (or as near as practicable to) 12:00 noon (London time) two Business Days prior to the first day of such Interest Period (which shall be a Business
Day); PROVIDED FURTHER, THAT, if with respect to any such Interest Period fewer than two LIBOR Reference Banks are offering quotations, then LIBOR shall be equal to the arithmetic average (rounded upward, if necessary, to the nearest 1/1000th of 1%) of the rates (expressed as annual rates) at which the Reference Banks are offered deposits in Dollars in New York in amounts of $5,000,000 or more for delivery on the first day of such Interest Period for a period substantially equal to the Interest Period by leading banks in the New York interbank market as of 11:00 a.m. (New York time) on the first day of such Interest Period (which shall be a business day). As used herein, the term "LIBOR REFERENCE BANKS" shall mean [Banque Nationale De Paris, Canadian Imperial Bank of Commerce, Commerzbank Aktiengesellschaft and The Sumitomo Bank, Limited], and the term "REFERENCE BANKS" shall mean [Bank of America NT&SA, The Chase Manhattan Bank, Citibank, N.A. and Morgan Guaranty Trust Company of New York].

         "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset or (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset.

         "LOAN" shall mean a Competitive Loan or a Standard Loan, whether made as a Eurodollar Loan, a CD Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

         "MAJORITY LENDERS" shall mean, at any time, Lenders having Commitments representing at least a majority of the Total Commitment.

         "MANUFACTURING FACILITY" shall mean any plant, other facility or equipment owned by the Borrower which is used primarily to manufacture automotive or other products and is located within the United States of America, but

                                    X-4.1-16
shall not include (i) retread plants, facilities or equipment, (ii) plants, facilities or equipment which, in the opinion of the Board of Directors of the Borrower, are not of material importance to the total business conducted by the Borrower and the Subsidiaries, or (iii) plants, facilities or equipment which, in the opinion of the Board of Directors of the Borrower, are used primarily for transportation, marketing or warehousing.

         "MARGIN" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

         "MATURITY DATE" shall mean the second anniversary of the Commitment Termination Date.

         "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or Governmental Body.

         "PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA), which (i) is (or, in the event that any such plan has been terminated within five years of a transaction described in Section 4069 of ERISA, was) maintained for employees of the Borrower (or any trade or business which would be considered as under common control with the Borrower within the meaning of Section 4001(b) of ERISA) and subject to Title IV of ERISA, and (ii) has assets having an aggregate market value in excess of $100,000,000.

         "REQUIRED LENDERS" shall mean, at any time, Lenders having Commitments representing at least two-thirds of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VII, Lenders holding Loans representing at least two-thirds of the aggregate principal amount of the Loans outstanding.

         "REUTER SYSTEM" means the Reuter Money Service Monitor System.

         "SCHEDULE OF COMPLIANCE" shall mean a Schedule of Compliance, substantially in the form of Exhibit C, prepared by the Borrower and delivered to the Lenders pursuant to subsection (c) of Article V.

                                    X-4.1-17

         "STANDARD BORROWING" shall mean a borrowing consisting of simultaneous Standard Loans from each of the Lenders.

         "STANDARD BORROWING REQUEST" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit A-5.

         "STANDARD LOANS" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Standard Loan shall be a Eurodollar Standard Loan, a CD Loan or an ABR Loan.

         "SUBSIDIARY" shall mean any corporation, partnership, limited liability company, joint venture, trust or estate of which (or in which) more than 50% of

                  (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

                  (ii) the interest in the capital or profits of such partnership, limited liability company or joint venture, or

                  (iii) the beneficial interest of such trust or estate,

is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

         "SUPPLEMENTAL AMOUNT" shall mean, as at the end of any fiscal quarter of the Borrower in respect of which a determination thereof is being or to be made, the Dollar amount (if a positive number), if any, which is equal to the product of (x) the remainder obtained by subtracting $2.25 billion from the Consolidated Net Worth of the Borrower as at the end of such fiscal quarter, multiplied by (y) .50.

         "TOTAL COMMITMENT" shall mean at any time the aggregate amount of the Lenders' Commitments, as in effect at such time.

                                    X-4.1-18

         "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall include the LIBO Rate, the CD Rate, the Alternate Base Rate and the Fixed Rate.

         "UTILIZATION FEE" shall have the meaning assigned to such term in
Section 2.06(b).


         SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles in the United States, as in effect on the date of this Agreement.


ARTICLE II.  THE CREDITS

                                    X-4.1-19

         SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standard Loans to the Borrower, at any time and from time to time on and after the date hereof and until (and including) the Commitment Termination Date or the date of any earlier termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.15, subject, however, to the conditions that (a) at no time shall (i) the sum of (x) the outstanding aggregate principal amount of all Standard Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders exceed (ii) the Total Commitment and (b) except as otherwise provided in
Section 2.07(a), at all times the outstanding aggregate principal amount of all Standard Loans made by each Lender shall equal the product of (i) the percentage which its Commitment represents of the Total Commitment times (ii) the outstanding aggregate principal amount of all Standard Loans made pursuant to
Section 2.04. Each Lender's Commitment is set forth opposite its respective name in Schedule 2.01. Such Commitments may be terminated, reduced or extended from time to time pursuant to Section 2.11.

         Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow hereunder, on and after the Closing Date and prior to the Commitment Termination Date, subject to the terms, conditions and limitations set forth herein.

         SECTION 2.02. LOANS. (a) Each Standard Loan shall, except as otherwise provided in Section 2.07(a), be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Standard Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in
Section 2.03. The Standard Loans or Competitive Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $25,000,000 in the case of Standard Loans and

                                    X-4.1-20

$5,000,000 in the case of Competitive Loans (or an aggregate principal amount equal to the remaining balance of the available Total Commitment).

         (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standard Borrowing shall be comprised entirely of Eurodollar Standard Loans, CD Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Borrowings of more than one Type or of the same Type and having different Interest Periods may be outstanding at the same time. For purposes of the foregoing, Loans of different Types and Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans and separate Borrowings.

         (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in New York, New York, not later than 11:30 a.m., New York City time, and the Agent shall transfer the entire amount received to the Borrower in Dollars in immediately available funds at the bank and to the account designated by the Borrower as promptly as practicable and in any event by such a time that such funds will be available for retransfer, investment or other use by the Borrower on the borrowing date or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standard Loans shall be made by the Lenders pro rata in accordance with Section 2.15. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this paragraph (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such

                                    X-4.1-21
amount is repaid to the Agent at the Federal Funds Effective Rate; PROVIDED that if such Lender does not pay such principal amount to the Agent within five Business Days and the Borrower repays such principal amount on the sixth Business Day, such Lender shall be responsible for interest during such six Business Day period, provided that the Agent, if it shall first have made demand on such Lender and shall not have received payment, may recover such interest from the Borrower. If such Lender shall pay to the Agent such corresponding amount within five Business Days, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         SECTION 2.03. COMPETITIVE BID PROCEDURE. (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No CD Loan or ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Agent's sole discretion, and the Agent shall promptly notify the Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $25,000,000 and in an integral multiple of $1,000,000, and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                                    X-4.1-22

         (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Agent after conferring with, and upon the instruction of, the Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telecopier (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; PROVIDED, HOWEVER, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

         (c) The Agent shall promptly notify the Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                                    X-4.1-23

         (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above (and the Competitive Bids accepted need not be in any minimum aggregate amount except as provided below in this paragraph). The Borrower shall notify the Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter in the format of Exhibit A-4, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; PROVIDED, HOWEVER, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (iii) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount that the Borrower desires to borrow, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount that the Borrower desires to borrow less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (iv) except pursuant to clause (iii) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; PROVIDED FURTHER, HOWEVER, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iii) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. The Borrower may accept Competitive Bids in an aggregate principal amount in excess of the principal amount specified in the relevant Competitive Bid Request. A notice given by

                                    X-4.1-24
the Borrower in the form of a Competitive Bid Accept/Reject Letter pursuant to this paragraph (d) shall be irrevocable.

         (e) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate or Rates) by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loans in respect of which its bid has been accepted.

         (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request.

         (g) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (b) above.

         (h) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

         SECTION 2.04. STANDARD BORROWING PROCEDURE. In order to request a Standard Borrowing, the Borrower shall hand deliver or telecopy to the Agent in the form of Exhibit A-5 (a) in the case of a Eurodollar Standard Borrowing, not later than 3:00 p.m., New York City time, three Business Days before a proposed Borrowing, (b) in the case of a CD Borrowing, not later than 10:30 a.m., New York City time, two Business Days before a proposed Borrowing and (c) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standard Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standard Borrowing, a CD Borrowing or an ABR Borrowing; (ii) the date of such Standard Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Standard Borrowing or CD Borrowing, the Interest Period with respect thereto. If no election as to the Type of Standard Borrowing is specified in any such notice, then the requested Standard Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standard Borrowing or CD Borrowing is specified in any such notice, then the

                                    X-4.1-25

Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Standard Borrowing, or 30 days' duration, in the case of a CD Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standard Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing and the Agent will advise the Borrower that such notice has not been received (but shall not be liable to the Borrower for any unintentional omission to do so). The Agent shall promptly advise the Lenders of any notice given or deemed to have been given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

         SECTION 2.05. REFINANCINGS. The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Standard Borrowings and Standard Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to
Section 2.02(c); PROVIDED, HOWEVER, that (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Agent for distribution to the Lenders described in (ii) below,
(ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and (iii) to the extent any Lender fails to pay the Agent amounts due from it pursuant to (i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the Borrower.

                                    X-4.1-26

         SECTION 2.06. FEES. (a) The Borrower agrees to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31, and on the Maturity Date or on any earlier date on which the Commitment of such Lender shall have terminated and its outstanding Loans repaid, a facility fee (a "FACILITY FEE") equal to 0.08% per annum on the amount of the Commitment of such Lender, whether used or unused, or, following the Commitment Termination Date, the amount of the outstanding Loans of such Lender, during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or the date of such termination and repayment). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The Facility Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the Maturity Date or any earlier date on which the Commitment of such Lender shall have terminated (but shall in any event accrue until all Loans made by such Lender have been repaid).

         (b) The Borrower agrees to pay to each Lender, through the Agent, on each March 31, June 30, September 30 and December 31 and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a utilization fee of .125% per annum (a "Utilization Fee") (i) on such Lender's a pro rata portion (based on the ratio of such Lender's Commitment to the Total Commitment) of the aggregate principal amount of all of the outstanding Loans for each day during the preceding quarter (or other period commencing on the date hereof or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated and its outstanding Loans repaid in full) on which the sum of the outstanding Loans, including Competitive Loans, exceeds 33% of the Total Commitment and (ii) after the termination of such Lender's Commitment (other than as a result of the termination of the Commitments due to the occurrence of an Event of Default under clause (a) or (b) of Article VII), on the principal amount of such Lender's outstanding Loans. The Utilization Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Utilization Fee due to each Lender shall be payable in arrears and shall commence to accrue on the date hereof and cease to accrue on the earlier of the Maturity Date and the date on which the Commitment of such Lender is terminated and its outstanding Loans repaid in full as provided herein.

                                    X-4.1-27

         (c) The Borrower agrees to pay the Agent, for its own account, agent and administrative fees (the "Administrative Fees") at the times and in the amounts agreed upon in the letter agreement dated August [3], 1999, between the Borrower and the Agent.

         (d) All Fees shall be paid on the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT; CONVERSION AND CONTINUATION OF STANDARD BORROWINGS. (a) The outstanding principal balance of each Competitive Loan and Standard Loan shall be payable on the last day of the Interest Period applicable to such Loan prior to the Commitment Termination Date and on the Commitment Termination Date applicable to the Lender making such Loan; PROVIDED, HOWEVER, that if the Borrower shall, at least three Business Days prior to such Commitment Termination Date, notify the Agent and such Lender of its election to (i) extend the maturity of one or more Standard Loans made by such Lender, or of any portion or portions of the principal amounts thereof, then outstanding, (ii) obtain from such Lender one or more new Standard Loans in such amount(s) as Borrower shall elect up to the Commitment of such Lender on such notice date (which Loan or Loans shall be made by such Lender on the Commitment Termination Date and, if for less than the entire Commitment of such Lender, shall be in a minimum amount of at least $1,000,000 and shall be, to the extent permitted, in integral multiples of $1,000,000), or (iii) obtain any combination of extensions of outstanding Standard Loans and new Standard Loans having an aggregate principal amount up to the Commitment of such Lender, all such Standard Loans shall in each case (notwithstanding the Interest Period(s) in respect thereof then selected) instead mature on the Maturity Date. Notwithstanding any other provision of this Agreement, in the event of any extensions of Standard Loans or any new Standard Loans, or both, by the Borrower from any Lender pursuant to the preceding sentence of this paragraph (a) at a time when the Commitment Termination Date has been extended as to other Lenders, then from and after the Commitment Termination Date in respect of such Lender
(i) Section 2.15 shall no longer apply to the Loans of such Lender, and shall apply to the Loans of the other Lenders as to which the Commitment Termination Date has been extended as if such Lender were not a party to this Agreement;

                                    X-4.1-28

(ii) insofar as the rights and obligations of such Lender are concerned, this Agreement shall operate as if it were an agreement solely between the Borrower and such Lender, with the result, INTER ALIA, that (A) such Lender shall have, as to its Loans, all the rights and obligations of the "Lenders" and the "Agent", (B) such Lender shall have an independent right to accelerate its Loans as provided in Article VII, (C) the consent of such Lender shall be required in order for any amendment to or waiver of this Agreement to be applicable to such Lender (and such Lender shall not be deemed to have a Commitment or Loans outstanding for the purpose of determining or participating in any action taken by the Majority Lenders or Required Lenders or any of the rights or obligations of the other Lenders), (D) all notices provided for hereunder shall be given directly by the Borrower to such Lender or by such Lender to the Borrower, as the case may be, and (E) all payments to which such Lender is entitled shall be made directly by the Borrower to such Lender; and (iii) the Agent shall have no further responsibilities with respect to such Lender or the administration of this Agreement as it relates to such Lender (but, at the request of the Borrower or such Lender from time to time, will determine the rates of interest applicable to the Loans of such Lender).

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

         (c) The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) of this Section 2.07 shall, to the extent permitted by applicable law, be rebuttable evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the

                                    X-4.1-29
obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Following the Commitment Termination Date applicable to each Lender, if the Borrower shall have elected to extend the maturity of the Loan of such Lender pursuant to Section 2.07(a), the Borrower shall have the right at any time upon prior irrevocable notice to the Agent and such Lender (i) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Standard Loan or CD Loan by such Lender then outstanding into an ABR Loan by such Lender, (ii) not later than 10:30 a.m., New York City time, two Business Days prior to conversion or continuation, to convert any Eurodollar Standard Loan or ABR Loan by such Lender into a CD Loan by such Lender or to continue any CD Loan by such Lender as a CD Loan by such Lender for an additional Interest Period, and (iii) not later than 3:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Loan or CD Loan by such Lender into a Eurodollar Standard Loan or to continue any Eurodollar Standard Loan as a Eurodollar Standard Loan for an additional Interest Period, subject in each case to the following:

                  (i) if less than all the outstanding principal amount of any Standard Loan shall be converted or continued, the aggregate principal amount of such Standard Loan converted or continued shall be an integral multiple of $1,000,000 and not less than $1,000,000;

                  (ii) if any Eurodollar Standard Loan or CD Loan is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amount due to the applicable Lender pursuant to Section 2.12(d); and

                  (iii) no Interest Period may be selected for any Eurodollar Standard Loan or CD Loan that would end later than the Maturity Date.

         Each notice pursuant to this paragraph (e) shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standard Loan that the Borrower requests be converted or continued, (ii) whether such Standard Loan is to be converted to or continued as a Eurodollar Standard Loan, a CD Loan or an ABR Loan, (iii) if

                                    X-4.1-30
such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standard Loan is to be converted to or continued as a Eurodollar Standard Loan or CD Loan, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Standard Loan or CD Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration, in the case of a Eurodollar Standard Loan, or 30 days' duration, in the case of a CD Loan. If the Borrower shall not have given notice in accordance with this paragraph to continue any Standard Loan into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this paragraph to convert such Standard Loan), such Standard Loan shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Loan.

         SECTION 2.08. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standard Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus 0.32%, and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus) the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.03.

         (b) Subject to the provisions of Section 2.09, the Loans comprising each CD Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the CD Rate for the Interest Period in effect for such Borrowing plus 0.445%.

         (c) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate minus 0.08%.

                                    X-4.1-31

         (d) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

         (e) Subject to the provisions of Section 2.09, interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan. The LIBO Rate, the CD Rate or the Alternate Base Rate for each Interest Period or day within an Interest Period shall be determined by the Agent in accordance with the terms and conditions of this Agreement, and such determination shall be conclusive absent manifest error.

         SECTION 2.09. DEFAULT INTEREST. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 1%.

         SECTION 2.10. UNAVAILABILITY OF LIBO RATE AND CD RATE QUOTATIONS. (a) In the event that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined that it is not possible to ascertain a LIBO Rate for such Interest Period, either from the Reuter Screen on the Reuter System or from rates offered by at least two of the LIBO Reference Banks or the Reference Banks as contemplated in the definition of LIBO Rate at Section 1.01, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such event to the Borrower and the Lenders, in which event any request by the Borrower for a Eurodollar Borrowing for such Interest Period shall be of no force or effect and no Borrowing shall be made pursuant to such request.

         (b) In the event, and on each occasion, that on the day on which the Interest Period for any CD Borrowing commences the Agent shall have determined that it is not possible to ascertain a CD Rate for such Interest Period,

                                    X-4.1-32
either from Page "CDNY" or other display on the Reuter System or from "Composite Quotations" or, if applicable, the rates offered by leading New York City dealers in negotiable certificates of deposits as contemplated in the definition of CD Rate at Section 1.01, the Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders, in which event any request by the Borrower for a CD Loan for such Interest Period shall be of no force or effect and no Borrowing shall be made pursuant to such request.

         SECTION 2.11. TERMINATION, REDUCTION, EXTENSION AND ADDITION OF COMMITMENTS. (a) The Commitments shall be automatically terminated on the Commitment Termination Date.

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; PROVIDED, HOWEVER, that each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000.

         (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

         (d) The Borrower may from time to time request that one or more additional financial institutions be added as Lenders under this Agreement with Commitments agreed upon by the Borrower and such financial institutions. In the event of any such request, such financial institutions shall become parties to and Lenders under this Agreement upon the execution of one or more agreements to that effect in the form (appropriately completed) of Exhibit D (and without any action being required on the part of any other Lender), and upon the effectiveness of any such agreement, Schedule 2.01 shall be automatically amended to reflect the Commitment of each new Lender.

         (e) Not later than the date 45 days prior to the first, or, if the Commitment Termination Date has previously been extended, the second, third or fourth anniversary of the date hereof, as the case may be, the Borrower may

                                    X-4.1-33
deliver to the Agent (which shall promptly transmit a copy to each Lender) a notice requesting that the Commitments then remaining in effect be extended to the date 364 days after the Commitment Termination Date at the time in effect. Within 20 days after its receipt of any such notice, each Lender shall notify the Agent of its willingness or unwillingness so to extend its Commitment. Any Lender which shall fail so to notify the Agent within such period shall be deemed to have declined to extend its Commitment. The Commitment of any Lender that shall so decline (or be deemed to have declined) to extend its Commitment pursuant to this paragraph (e) shall terminate on the Commitment Termination Date at the time in effect and the Loans, if any, of such Lender shall, subject to 2.07(a), be repaid on such date together with all interest accrued thereon and the accrued Facility Fee and Utilization Fee. Any payment made pursuant to this Section 2.11(e) shall be without premium, penalty or other cost of any kind and shall not be subject to the requirements of Sections 2.15 and 2.12(d). The Commitments of the Lenders notifying the Borrower that they are willing to extend shall be extended, effective as of the date which shall theretofore have been the Commitment Termination Date, to the date 364 days after such date.

         SECTION 2.12. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay without premium or penalty any Borrowing (including a Competitive Borrowing), in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent: (i) before 5:00 p.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, (ii) before 5:00 p.m., New York City time, two Business Days prior to prepayment, in the case of CD Loans or Fixed Rate Loans, and (iii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; PROVIDED, HOWEVER, that each partial prepayment of a Borrowing shall be in an amount which is an integral multiple of $1,000,000 and, prior to the Commitment Termination Date, not less than $5,000,000.

         (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11(b), the Borrower shall pay or prepay so much of the outstanding Borrowings, selected at the Borrower's sole option, as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standard Loans outstanding will

                                    X-4.1-34
not exceed the Total Commitment after giving effect to such termination or reduction.

         (c) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

         (d) In the event any prepayment is made in respect of any Loan (or in the event any Lender is required to transfer a Loan or the Borrower repays any Loan on the Commitment Termination Date and such date shall be prior to the end of the Interest Period applicable to such Loan), other than (i) any ABR Loan and
(ii) any Loan the prepayment, payment or transfer of which is made by Borrower pursuant to its right to prepay, repay or require the transfer of such Loan under Sections 2.11(e), 2.13, 2.14, 2.17 or 9.05 or upon the Lender's exercise of its option pursuant to Section 9.14, the Borrower shall pay to such Lender, promptly upon the written request of such Lender (which request shall be accompanied by a certificate as described below), such amount as shall be necessary to reimburse such Lender for the loss, if any, reasonably incurred by such Lender as a result of such repayment, prepayment or transfer arising from inability due to general market conditions to recover the cost of deposits or other funds acquired by such Lender to fund such Loan, in the liquidation of such deposits or other funds so acquired (or from the reemployment thereof if such reemployment would result in less of a funding loss to such Lender); PROVIDED, that any such funding loss shall not in any event exceed the cost incurred by such Lender to obtain such deposit or other funds, minus the fair market value thereof realizable by such Lender in the liquidation thereof. Such Lender shall use reasonable efforts to avoid or minimize any such loss. Such Lender's claim, if any, shall be accompanied by a certificate setting forth in reasonable detail (including the calculations made in determining) the reason for and the amount of such loss, which certificate shall be conclusive in the absence of manifest error. Prepayments of ABR Borrowings shall be without penalty, premium or other cost of any kind.

                                    X-4.1-35

         SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) In the event that at any time or from time to time during the term of this Agreement any Eurodollar Reserve Requirement shall be applicable to deposits acquired in respect of any Eurodollar Loan the Lender making such Eurodollar Loan shall promptly notify the Borrower in writing of any imposition of or change in or prospective imposition of or change in any Eurodollar Reserve Requirement, whether in respect of an outstanding Eurodollar Loan or any possible future Eurodollar Loan, and, for as long as such Eurodollar Reserve Requirement shall be effective, the Borrower shall, upon written request from such Lender (with a copy of such request to the Agent), pay to such Lender at the end of each Interest Period for such Eurodollar Loan, an additional amount equal to the difference between the interest accrued based upon the LIBO Rate and the interest that would have accrued had the Adjusted LIBO Rate been applicable to the Eurodollar Loan of such Lender. Each Lender represents that currently it is not subject to (and does not incur) any Eurodollar Reserve Requirement.

         (b) In the event that at any time or from time to time during the term of this Agreement any CD Reserve Requirement or Assessment Rate shall be applicable to deposits acquired in respect of any CD Loan the Lender making such CD Loan shall promptly notify the Borrower in writing of any imposition of or change in or prospective imposition of or change in any CD Reserve Requirement or Assessment Rate, whether in respect of an outstanding CD Loan or any possible future CD Loan, and, for as long as such CD Reserve Requirement or Assessment Rate shall be effective, the Borrower shall, upon written request from such Lender (with a copy of such request to the Agent), pay to such Lender at the end of the Interest Period for such CD Loan, an additional amount equal to the difference between the interest accrued based upon the CD Rate and the interest that would have accrued had the Adjusted CD Rate been applicable to the CD Loan of such Lender. Each Lender represents that its current CD Reserve Requirement and Assessment Rate are as set forth on Schedule 2.01.

         (c) Notwithstanding any other provision herein, if after the date of this Agreement, either (i) the introduction of, or any change in or in the interpretation of, any law or regulation or (ii) compliance by any Lender with any directive, guideline or request of any Governmental Body (whether or not having the force of law) affects or

                                    X-4.1-36
would affect the amount of capital required or expected to be maintained by such Lender, so as to increase the minimum amount of capital required to be maintained by such Lender based upon the existence of this Agreement, the Commitment of such Lender and/or any Loans made hereunder and such requirement applies equally to other agreements with, and to commitments and loans similar to the transactions contemplated by this Agreement to, all other corporate borrowers situated in the United States of America, then the Borrower shall pay to such Lender amounts sufficient to compensate such Lender, in light of such circumstances, to the extent that such Lender reasonably and equitably determines such increase in required capital over the capital of such Lender in place on the date hereof to be allocable to this Agreement, to the Commitment of such Lender (or the unused portion thereof), or to any Loans made by such Lender hereunder, it being understood that in no event shall the cost allocable, and/or amount charged, to the Borrower under this paragraph (c) exceed the cost allocable, and/or amount charged, with respect to any similar agreement between such Lender and any other corporate borrower located in the United States, in each instance determined ratably with respect to the relative transactional amounts. Each Lender represents that, to its best knowledge on the date hereof it would not be required to increase its capital or to otherwise incur any increased capital costs in respect of this Agreement under existing laws, rules, regulations, directives or guidelines (whether or not currently in effect) of any Governmental Body.

         (d) A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (c) above shall be delivered to the Borrower (with a copy to the Agent) and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same. No Lender shall be entitled to any compensation for any additional costs under this Section 2.13 requested by such Lender unless such Lender shall have notified the Borrower that it will request compensation for such additional costs not more than 30 days after the date such additional costs were first incurred.

         (e) The Borrower may at any time following its receipt from any Lender of a notice of the occurrence or prospective occurrence of any imposition of or increase in the Eurodollar Reserve Requirement, the CD Reserve

                                    X-4.1-37

Requirement, the Assessment Rate or capital requirements or costs of such Lender terminate the Commitment of such Lender and repay any outstanding Loans of such Lender (together with all accrued interest and Facility Fee and Utilization Fee) on the effective date of such termination, which repayments, if any, shall be without premium, penalty or other cost of any kind and shall not be subject to the requirements of Sections 2.15 and 2.12(d).

         SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Body charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written or telecopy notice to the Borrower and to the Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Standard Borrowing shall, as to such Lender only, be without effect and void unless such declaration shall be subsequently withdrawn; and

                  (ii) require (if required by law to do so) that all outstanding Eurodollar Loans made by it be converted to CD Loans, in which event all such Eurodollar Loans shall be automatically converted to CD Loans with an Interest Period agreed upon by the Borrower and such Lender as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the Loans of such Lender resulting from the conversion of such Eurodollar Loans. The Borrower may in any event prepay any Loan resulting from the conversion of any Eurodollar Loan under this Section within five Business Days after such conversion.

                                    X-4.1-38

         (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         (c) In the event that any Lender shall (i) give Borrower any notice contemplated by, or exercise its rights under, this Section 2.14 or (ii) unless Borrower shall fail to meet the conditions set forth at Section 4.01, Lender for any reason fails to fund any Loan, the Borrower may at any time terminate the Commitment of the Lender and repay any outstanding Loans of such Lender (together with all accrued interest and Facility Fee and Utilization Fee) on the effective date of such termination, which repayment, if any, shall be without premium, penalty or other cost of any kind and shall not be subject to the requirements of Sections 2.15 and 2.12(d).

         SECTION 2.15. PRO RATA TREATMENT. Except as required or permitted under
Section 2.07(a) and (e), 2.11(d) and (e), 2.12, 2.13, 2.14, 2.17, 2.18, 9.05 or
9.14, each Standard Borrowing, each payment or prepayment of principal of any Standard Borrowing, each payment of interest on the Standard Loans, each payment of the Facility Fees, each payment of the Utilization Fee, each reduction of the Commitments and each refinancing of any Borrowing with a Standard Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standard Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in

                                    X-4.1-39
computing such Lender's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.16. PAYMENTS. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder not later than 3:00 p.m., New York City time, on the date when due in Dollars to the Agent (except as otherwise provided herein) at its offices at 270 Park Avenue, New York, New York, in immediately available funds. Except as provided in Section 2.07(a), any payment required to be made to the Lenders shall be deemed made when made to the Agent and shall, insofar as the obligations of the Borrower are concerned, be deemed to have been received by the Lenders at the time of receipt by the Agent (which shall promptly forward such payment to the Lenders). In the event the Lenders shall receive payments in an amount less than the amounts at the time due hereunder, the amounts received shall be applied first against the principal of Loans, second against accrued interest, third against accrued Fees, fourth against amounts due under Section
2.13 or 2.17, and fifth against any other amounts due hereunder.

         (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in the case of a payment of principal be included in the computation of interest.

         SECTION 2.17. TAXES. (a) Each Lender represents and warrants unto, and covenants and agrees with, the Borrower that (i) such Lender is presently exempt from United States Federal withholding tax (including backup withholding, as such term is defined in the Code), and from any other withholding tax, assessment or charge imposed by any Governmental Body, on any amount payable to it under this Agreement, and has heretofore delivered to the Borrower such evidence as may be required by law to claim or substantiate any such exemption (stating the provisions of law and/or treaty under which such exemption is claimed); (ii) such Lender will notify the Borrower promptly upon its becoming aware of the occurrence or of any prospective occurrence of any event which would result in any such withholding tax exemption not being available to such

                                    X-4.1-40

Lender; and (iii) such Lender will indemnify and hold the Borrower harmless from and against any loss, cost or liability the Borrower may incur as a result of its reliance on the foregoing representations, or the failure of such Lender to give prompt notice of any event resulting in any said withholding tax exemption not being available to such Lender.

         (b) All payments by the Borrower to the Lenders under this Agreement shall be made without setoff or counterclaim and in such amounts as may be necessary in order that all such payments after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Body or taxing authority thereof (herein collectively referred to as "TAXES"), other than any Taxes on or measured by the net income of any Lender pursuant to (i) the income and/or franchise tax laws of the jurisdictions where such Lender is incorporated or organized and where the principal office or branch of such Lender is located, and (ii) the income and/or franchise tax laws of the jurisdictions where the lending office(s) of such Lender are then located, and other than any withholding tax or deduction for, or other imposition of, Taxes as to which such Lender is entitled to a credit against income or franchise taxes payable by it in the country and/or other jurisdictions of its incorporation or organization or in the countries and/or other jurisdictions where the principal office or the lending office(s) of such Lender are then located (herein collectively referred to as "EXCLUDED TAXES"), shall not be less than the amounts otherwise specified to be paid by the Borrower to the Lenders under this Agreement. Each Lender shall use its best efforts to avoid the imposition of any deduction or withholding of Taxes (other than in respect of Excluded Taxes) by designating (with the consent of the Borrower which consent shall not be unreasonably withheld) a different lending office, if such designation will avoid the imposition of such deduction or withholding, or other imposition, of Taxes (other than in respect of Excluded Taxes) and will not, in the judgment of such Lender, reasonably exercised, be otherwise disadvantageous to such Lender or, in the judgment of the Borrower, reasonably exercised, be disadvantageous to the Borrower. A certificate as to any additional amounts payable to a Lender under this paragraph (b) submitted to the Borrower by such Lender shall show in reasonable detail the amount payable and the calculations used to determine

                                    X-4.1-41
such amount and shall, absent manifest error, be conclusive and binding, PROVIDED, that the determination of such additional amounts set forth in such certificate is made reasonably and in good faith. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly (and in any event not later than 45 days thereafter) furnish to any Lender such certificates, receipts and other documents as may be necessary to establish any tax credit to which such Lender may be entitled or as may be required by law to be in such Lender's possession. Any Lender claiming any additional amounts payable pursuant to this Section shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Each Lender agrees that should any such additional amount paid by the Borrower to or for such Lender in respect of any Taxes be recovered, in whole or in part, by such Lender (by credit, offset, deduction or otherwise), against or in computing any income, franchise or other Taxes in its country and/or other jurisdiction of its incorporation or organization or in any of the jurisdictions where the principal office or branch of such Lender and the lending office(s) of such Lender is then located, such Lender shall reimburse the Borrower the amount of such recovery. A transferee of any interest in this Agreement shall not be entitled to the benefits of this Section 2.17 with respect to any Taxes which would not have been incurred if there had been no transfer.

         (c) At any time subsequent to the Borrower's receipt of any notice given by a Lender pursuant to paragraph (a) above, or to the imposition of any Taxes (other than Excluded Taxes) in respect of which the Borrower shall have the obligation to "gross up" amounts due under this Agreement pursuant to paragraph (b) above, the Borrower shall have the right to prepay, in whole or in part, without penalty or premium, the entire principal amount of any and all Loans in respect of which such obligation in respect of Taxes (other than Excluded Taxes) would be incurred upon two Business Days' notice to such Lender and any such payment shall be without premium, penalty or other cost of any kind and shall not be subject to the requirements of

                                    X-4.1-42

Sections 2.15 and 2.12(d). Any such prepayment shall be accompanied by the payment of all accrued interest on the principal amount prepaid.

         (d) In no event shall the Borrower have any obligation to "gross up" amounts due under this Agreement in respect of Excluded Taxes.

         (e) The representations, warranties and agreements contained in this
Section 2.17 shall survive the termination of this Agreement and the payment in full of the Loans.

         SECTION 2.18. TERMINATION OR ASSIGNMENT OF COMMITMENTS. The Borrower shall have the right (in addition to its rights pursuant to Sections 2.11(b), 2.11(e), 2.13, 2.14, 2.17 and 9.05), at its own expense, at any time upon notice to any Lender and the Agent, (i) to terminate the Commitment of such Lender (with or without, at Borrower's sole election, replacing such terminated Commitment) or (ii) to require such Lender to transfer and assign without recourse all its interests, rights and obligations under this Agreement to another financial institution reasonably acceptable to the Agent which shall assume such obligations; PROVIDED that (x) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Body applicable to such affected Lender and (y) the Borrower or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the effective date of such termination or assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder then outstanding and accrued and unpaid Facility Fee and Utilization Fee and any amounts which Borrower had theretofore been notified were accruing in respect of such Loans under Section 2.13, which payments shall not be subject to the provisions of
Section 2.15.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each of the Lenders that:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                                    X-4.1-43

                  (b) The execution, delivery and performance of this Agreement by the Borrower are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, will not violate any provision of any existing law or regulation or order or decree of any court or Governmental Body or of the Amended Articles of Incorporation or Code of Regulations of the Borrower, as each is amended to date, or of the unwaived terms of any mortgage, indenture, agreement or other instrument to which the Borrower is a party or which is binding upon it or its assets, and will not result in the creation or imposition of any security interest, lien, charge or encumbrance on any of its assets pursuant to the provisions of any of the foregoing.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Body or court is required to be made or effected by the Borrower for the due execution and delivery of this Agreement by the Borrower and for the performance by the Borrower of the obligations on its part to be performed under this Agreement.

                  (d) This Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (e) The Consolidated Financial Statements of the Borrower and its Subsidiaries present fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries at December 31, 1998 and 1997 and the Consolidated results of their operations and their Consolidated cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                  (f) The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                                    X-4.1-44

                  (g) Neither the Borrower nor any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (h) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock, within the meaning of Regulation U of the Board.

                  (i) To the Borrower's knowledge, the disclosures relating to Year 2000 matters contained in (i) the Borrower's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and (ii) the Borrower's Annual Report on Form 10-K for the year ended December 31, 1998, accurately present, in all material respects, the status of the Borrower's efforts to address Year 2000 compliance issues as of June 30, 1999 and December 31, 1998 respectively.

ARTICLE IV.  CONDITIONS OF LENDING

                  The obligation of each Lender to make Loans hereunder is subject to the satisfaction of the following conditions:

                  SECTION 4.01. ALL BORROWINGS. On the date of each Borrowing, including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.05:

                  (a) The Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date.

                  (c) No event shall have occurred and be continuing on and as of the date of such Borrowing, or would result from such Borrowing or from (after giving effect to) the application of the proceeds of such Borrowing, which constitutes an Event of Default.

                                    X-4.1-45

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

                  SECTION 4.02. FIRST BORROWING. On the Closing Date, the Agent shall have received the following (in the case of (a), (b), (c) and (d), each dated the Closing Date):

                  (a) an opinion of the General Counsel, the Associate General Counsel or an Assistant General Counsel of the Borrower addressed to the Lenders and the Agent in substantially the form of Exhibit B hereto;

                  (b) a certified copy of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement;

                  (c) a certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the Authorized Officers;

                  (d) a certificate signed by an Authorized Officer, confirming compliance with conditions set forth in paragraphs (b) and (c) of
         Section 4.01; and

                  (e) all Fees and other amounts due and payable on or prior to the Closing Date.


ARTICLE V.  AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender and the Agent that, so long as the Commitment of such Lender shall remain in effect or the principal of or interest on any Loan by such Lender shall be unpaid, unless the Majority Lenders shall otherwise consent in writing, the Borrower will:

                  (a) INTEREST COVERAGE RATIO. Maintain, as at the end of each fiscal quarter of the Borrower, a ratio of Consolidated Operating Income for the Annual Period then ended to Consolidated Interest Expense for the Annual Period then ended of not less than 1.55 to 1.

                  (b) NET WORTH. Maintain, as at the end of each fiscal quarter of the Borrower, Consolidated Net Worth at an amount not less than $1,250,000,000.

                                    X-4.1-46

                  (c) REPORTING REQUIREMENTS. Furnish to the Agent, together with sufficient number of copies for each of the Lenders:

                  (i) as soon as available and in any event not later than 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a conformed copy of the Borrower's Quarterly Report on Form 10-Q for such quarter as filed with the Securities and Exchange Commission, together with (1) a Schedule of Compliance, signed by an Authorized Officer setting forth computations used by the Borrower in determining compliance with the covenants contained in paragraphs (a) and (b) of this Article V and in paragraphs (a) and (b) of Article VI and (2) a certificate of an Authorized Officer stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto; and

                  (ii) as soon as available and in any event not later than 120 days after the end of each fiscal year of the Borrower, a conformed copy of the Borrower's Annual Report on Form 10-K for such year as filed with the Securities and Exchange Commission, together with (1) a Schedule of Compliance, signed by an Authorized Officer setting forth computations used by the Borrower in determining compliance with the covenants contained in paragraphs (a) and (b) of Article V, and in paragraphs (a) and (b) of Article VI, and (2) a certificate of an Authorized Officer stating that no Event of Default has occurred and is continuing or, if an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower has taken and proposes to take with respect thereto; and

                  (iii) as soon as practicable and in any event within ten Business Days after any Authorized Officer of the Borrower obtains actual knowledge of the occurrence of any Event of Default, a statement of an Authorized Officer setting forth details of such Event of Default and the action which the Borrower has taken and proposes to take with respect thereto; and

                                    X-4.1-47

                  (iv) promptly after the filing thereof, copies of all reports (in addition to Forms 10-K and 10-Q) filed by the Borrower with the Securities and Exchange Commission (other than annual reports on Form 11-K) pursuant to the Exchange Act; and

                  (v) such other publicly available information relating to the financial condition or business operations of the Borrower as the Agent or any Lender may from time to time reasonably request.

                  (d) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence; PROVIDED, that the Borrower may merge or transfer its assets in a transaction permitted by paragraph (c) of Article VI.


ARTICLE VI.  NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender and the Agent that, so long as the Commitment of such Lender shall remain in effect or the principal of or interest on any Loan by such Lender shall be unpaid, unless the Majority Lenders shall otherwise consent in writing, the Borrower will not:

                  (a) LIMITATION ON LIENS. Issue, assume or guarantee Debt if such Debt is secured by a Lien upon any Manufacturing Facility without providing (concurrently with the issuance, assumption or guarantee of any such Debt) that the Loans shall be secured equally and ratably with such Debt; PROVIDED, HOWEVER, that the foregoing restriction shall not apply to:

                  (i) any Lien on property if such Lien is in existence at the time of the acquisition of such property by the Borrower;

                  (ii) any Lien on property to secure the payment of all or any part of the purchase price of such property or to secure any Debt incurred (prior to, at the time of, or within 360 days after, the acquisition by the Borrower of such property) for the purpose of, or in connection with, financing all or any part of the purchase price thereof;

                  (iii) any Lien on property of a corporation if such Lien was in existence prior to the time such

                                    X-4.1-48
         corporation is merged into or consolidated with the Borrower or prior to the time of a sale, lease or other disposition of the properties of an entity as an entirety or substantially as an entirety to the Borrower;

                  (iv) any Lien on property in favor of the United States of America, any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, in favor of any other country or any political subdivision thereof, or in favor of any other Governmental Body, to secure partial, progress, advance or other payments, or performance of any other obligations, pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Lien; or

                  (v) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (iv), inclusive; PROVIDED, HOWEVER, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal, or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

                  Notwithstanding the foregoing, the Borrower may issue, assume or guarantee Debt secured by a Lien on a Manufacturing Facility which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with the aggregate principal amount of all other such Debt of the Borrower outstanding at the time of such issuance, assumption or guarantee (but excluding Debt permitted by the foregoing clauses (i) to (v), inclusive), does not at such time exceed fifteen percent (15%) of the Consolidated Net Worth of the Borrower as at the end of the then most recently completed fiscal year of the Borrower.

                  (b) LIMITATION ON DEBT. Issue, incur, assume or guarantee, or permit any Subsidiary to issue, incur, assume or guarantee, any Debt if, immediately after giving effect

                                    X-4.1-49
to the issuance, incurrence, assumption or guarantee of such Debt and after giving effect to the receipt and application of any and all proceeds thereof, the aggregate principal amount of the Consolidated Debt of the Borrower and the Subsidiaries would, at the end of any fiscal quarter of the Borrower, exceed the sum of (x) $5,000,000,000 plus (y) the Supplemental Amount, if any, at such date. For the purpose of this paragraph (b), if any such Debt is payable in a currency other than Dollars and all or any portion of the principal amount of such Debt is hedged into Dollars, then the principal amount thereof, or such portion thereof, shall be the amount of Dollars specified in, or determined pursuant to, the applicable hedging contract.

                  (c) MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person; except that (i) any Subsidiary may merge into or transfer assets to or obtain assets from the Borrower, and (ii) the Borrower may merge with or acquire all or substantially all of the assets of any Person, PROVIDED in any such case that, immediately after giving effect to such proposed transaction, no Event of Default would exist and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

                  (d) ERISA LIABILITIES. Create or suffer to exist, as at the end of any fiscal quarter of Borrower, any ERISA Liabilities of the Borrower in an aggregate amount in excess of $750,000,000.


ARTICLE VII.  EVENTS OF DEFAULT

                  So long as any Commitment shall be in effect or any amount of the principal of or accrued interest on any Borrowing shall be unpaid, in case of the occurrence and continuance of any of the following events ("Events of Default"):

                  (a) The Borrower shall fail to pay the principal of any Loan when due, or shall fail to pay interest on any Loan when due, and any such failure shall remain unremedied for more than five Business Days after the earlier of (i) the day on which an Authorized Officer

                                    X-4.1-50
         first obtains actual knowledge of such failure or (ii) written notice of such failure shall have been given to the Borrower by the Agent or any Lender; or

                  (b) The Borrower shall fail to pay any Fees when due and such failure shall remain unremedied for more than ten Business Days after the earlier of (i) the day on which an Authorized Officer first obtains actual knowledge of such failure or (ii) written notice of such failure shall have been given to the Borrower by the Agent or any Lender; or

                  (c) Any representation or warranty made by the Borrower in this Agreement or by the Borrower (or any of its Authorized Officers) in any certificate delivered pursuant to this Agreement, or deemed to have been made pursuant to and in accordance with Section 4.01 of this Agreement, shall prove to have been incorrect in any material respect when made; PROVIDED, that if any such representation or warranty is capable of being rendered true and correct in all material respects, such event shall not constitute an Event of Default unless such incorrect representation or warranty is not rendered true and correct in all material respects within thirty days after the earlier of (i) the day on which an Authorized Officer first obtains actual knowledge of such default or (ii) the day written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                  (d) The Borrower shall fail to perform or observe any covenant or agreement set forth in paragraph (a) or (b) of Article V or in paragraph (a) or (b) of Article VI and such failure shall remain unremedied for more than thirty days after the earlier of (i) the day on which an Authorized Officer first obtains actual knowledge of such failure or (ii) written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                  (e) The Borrower shall fail to perform or observe any other material provision of this Agreement on its part to be performed or observed and such failure shall remain unremedied for more than thirty Business Days after the earlier of (i) the day on which an Authorized Officer first obtains actual knowledge of such failure or (ii) written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

                                    X-4.1-51

                  (f) The Borrower shall fail to pay any principal of Funded Debt of the Borrower which is then outstanding in a principal amount in excess of $25,000,000 at the scheduled maturity thereof, such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Funded Debt, and such Funded Debt is not paid within ten Business Days after the earlier of
         (i) the day on which an Authorized Officer first obtains actual knowledge of such failure or (ii) written notice of such failure shall have been given to the Borrower by the holder or holders of such Funded Debt; or Funded Debt of the Borrower which is then outstanding in a principal amount in excess of $25,000,000 shall become due and payable prior to the scheduled maturity thereof as a result of the lawful acceleration thereof due to the occurrence of an event of default thereunder (other than an event of default resulting from a pledge or transfer of any margin stock, as defined in Regulation U of the Board) and such Funded Debt is not paid, or such acceleration thereof is not rescinded or annulled, within ten Business Days following such lawful acceleration thereof; or

                  (g) The Borrower shall sell or otherwise dispose of all or substantially all of its assets; or

                  (h) The Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and, if instituted against the Borrower, is consented to by it or remains undismissed or unstayed for a period of 90 consecutive days; or the Borrower shall take any corporate action to authorize any of the actions set forth above in this clause (h);

                                    X-4.1-52
then, and in every such event (other than the entry of an order for relief with respect to the Borrower as a bankrupt under the Federal Bankruptcy Code), and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; PROVIDED, that in the event of the entry of an order for relief with respect to Borrower as a bankrupt under the Federal Bankruptcy Code, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

                                    X-4.1-53

ARTICLE VIII.  THE AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Agent on behalf of the Lenders. Subject to Section 2.07(a), each of the Lenders hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent.

                  Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions (except delivery to the Agent of the items required by Section 4.02 to be delivered to it), covenants or agreements contained in this Agreement. The Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be

                                    X-4.1-54
genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and
Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  With respect to the Loans made by it hereunder, the Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent may accept deposits from, lend money to and generally

                                    X-4.1-55
engage in any kind of business with the Borrower as if it were not the Agent.

                  Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement, to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Lender shall be liable to the Agent or any other indemnitee for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Notwithstanding any other provision herein, each Lender acknowledges that the Agent is not acting as an agent of the Borrower and that the Borrower will not be responsible for any acts or failures to act on the part of the Agent.

                                    X-4.1-56

ARTICLE IX.  MISCELLANEOUS

                  SECTION 9.01. NOTICES. Except or otherwise expressly provided herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, priority mail, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 1144 East Market Street, Akron, Ohio 44316-0001, Attention of the Treasurer (Telecopy No. 216-796-1021 or 216-796-8836);

                  (b) if to the Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. 212-552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Julie Long (Telecopy No. 212-972-9854); and

                  (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy (as evidenced by machine transmission report), or on the date five Business Days after dispatch by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this
Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

                  SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not been terminated.

                                    X-4.1-57

                  SECTION 9.03. BINDING EFFECT; SUCCESSORS AND ASSIGNS. (a) This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights hereunder or any interest herein or to delegate any of its duties hereunder without the prior written consent of all the Lenders and (ii) no Lender shall have the right to assign or participate its rights hereunder or any interest herein or to delegate any of its duties hereunder without the prior written consent of the Borrower and giving a written notice (also signed by the Borrower) to the Agent.

                  (b) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include any successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

                  (c) Notwithstanding the limitations set forth in this Section 9.03, any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the prior written consent of the Borrower or the Agent; PROVIDED that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes in the form of Exhibit E hereto evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  SECTION 9.04. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.05. WAIVERS; AMENDMENT. (a) No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of

                                    X-4.1-58
steps to enforce such a right or power or preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders; provided, HOWEVER, that no such agreement shall (i) amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent, (ii) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any Fees, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or any Fees, without the prior written consent of each Lender affected thereby, (iii) change or extend the Commitment or decrease the Facility Fees or the Utilization Fee of any Lender without the prior written consent of such Lender, or (iv) amend or modify the provisions of
Section 2.15, the provisions of this Section or the definition of "Majority Lenders" or "Required Lenders", without the prior written consent of each Lender; PROVIDED that the provisions referred to in the preceding clauses (ii),
(iii) and (iv) may be amended by the Majority Lenders; but any Lender which declines to approve any such amendment shall have the right at any time, on 10 Business Days' notice to the Borrower, to terminate its Commitment and require the Borrower to pay the principal of and interest on its outstanding Loans, and the amount of the principal and interest so paid shall be determined without giving effect to such amendment. All prepayments made pursuant to this Section 9.05(b) shall be without premium, penalty or other cost of any kind and shall not be subject to the requirements of Sections 2.15 and 2.12(d).

                  SECTION 9.06. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein, or

                                    X-4.1-59
otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder to such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

                  SECTION 9.07. ENTIRE AGREEMENT. This Agreement and the letter agreement referred to in Section 2.06(b) constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 9.08. INFORMATION; ACCESS AND CONFIDENTIALITY. So long as any Commitments shall be in effect or any Loans shall remain unpaid: (i) the Lenders, acting through their officers and other duly designated employees, shall have the right to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with senior financial officers and employees of the Borrower at such reasonable times and intervals as the Lenders shall reasonably request; and (ii) the Borrower will make available to the Lenders such other information relating to the financial condition or business operations of the Borrower and the Subsidiaries as the Lenders shall from time to time reasonably request. Notwithstanding anything herein to the contrary, in no event shall the Borrower be required to furnish to the Lenders any information pursuant to this Section 9.08 if the Borrower shall reasonably determine that the furnishing of such requested information would be in violation of any applicable law, regulation or order of any Governmental Body or if such information relates to the Borrower's strategic planning, research, development, testing, manufacturing or marketing activities and the furnishing thereof would, in the sole judgment of the Borrower reasonably exercised, adversely affect the competitive position of the Borrower. Each Lender agrees that all such information provided to such Lender (or any officer or employee of such Lender) is confidential and proprietary to the Borrower and that such Lender will not disclose (other than to the directors, officers and employees of such Lender who require such information in

                                    X-4.1-60
connection with such Lender's administration of this Agreement and who have been directed to treat such information as confidential and proprietary to the Borrower) any such information (excluding information which becomes (i) generally available to the public other than as a result of the disclosure thereof by such Lender or its representatives or (ii) available to such Lender on a non-confidential basis from a source other than the Borrower or the Subsidiaries or any of their respective directors, officers, employees, agents or representatives, provided such source is not bound by a confidentiality agreement with the Borrower), except to the extent such Lender is, in the opinion of legal counsel to such Lender, required by law to disclose such information and then only after such Lender shall have given the Borrower at least five (5) days' prior written notice of such required disclosure or, if such prior notice period is not available to such Lender under applicable law, such shorter notice period, if any, as shall in fact be available to such Lender under applicable law.

                  SECTION 9.09. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                  SECTION 9.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each party to this Agreement irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in

                                    X-4.1-61

New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment related hereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

                  (b) Each party to this Agreement irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.13. STAMP TAXES. The Borrower agrees to pay, and to save the Agent and each Lender harmless from all liability for, any stamp, transfer, documentary or similar taxes, assessments or charges (herein "Stamp Taxes"), and any penalties or interest with respect thereto, which may be assessed, levied, collected or imposed, or otherwise become payable, in connection with the execution and delivery of this Agreement. The Agent and each Lender represents and warrants unto the Borrower that, at the date of this Agreement, there are not Stamp Taxes in effect which are applicable to this Agreement or any Loans which may be made hereunder and the Agent and each Lender agrees that it will promptly notify the Borrower upon becoming aware of the imposition or prospective imposition of any Stamp Taxes in respect of this Agreement or any Loan made pursuant to this Agreement. The obligations of the Borrower, the Agent and each Lender under this Section 9.13 shall survive the payment of the Loans.

                                    X-4.1-62

                  SECTION 9.14. CHANGE OF CONTROL OPTION. (a) In the event there shall occur any Change of Control (as defined below) each Lender shall have the right, at its option exercisable at any time within six months following the Change Date (as defined below), to require the Borrower to purchase the Loans of such Lender on the Purchase Date (as defined below) at a purchase price which shall be equal to the sum of (i) the principal amount of such Loans then outstanding, PLUS (ii) any and all accrued and unpaid interest on such Loans to the Purchase Date (the "Purchase Price").

                  (b) The Borrower shall give the Lenders, through the Agent, written notice of the occurrence of a Change of Control within five Business Days following the Change Date. No failure of the Borrower to give notice of a Change of Control shall limit the right of any Lender to require the purchase of its Loans pursuant to this Section 9.14.

                  (c) Any Lender may exercise its right to require the purchase of its Loans under this Section 9.14 by delivering to the Borrower at any time within six months after the Change Date written notice thereof, specifying the Purchase Date. The Commitment of any Lender exercising its right to require the purchase of its Loans under this Section 9.14 shall automatically terminate immediately upon the Borrower's receipt of such Lender's written notice of such exercise of its option in accordance with this Section 9.14.

                  (d) In the event of the exercise by any Lender of its option under this Section 9.14 in the manner provided herein, the Borrower shall pay or cause to be paid to such Lender on the Purchase Date the Purchase Price (determined in accordance with paragraph (a) above) in immediately available funds. No exercise of the option granted in this Section 9.14 shall be subject to the requirements of Sections 2.15 and 2.12(d).

                  (e) As used in this Section 9.14, the term:

                  (1) "CHANGE DATE" means the date on which any Change of Control shall be deemed to have occurred; PROVIDED, that, if the Borrower shall fail to give timely notice of the occurrence of a Change of Control to the Lenders as provided in paragraph (b) above, for the purpose of determining the duration of the Lenders' rights to require prepayment under this Section 9.14,

                                    X-4.1-63

         "CHANGE DATE" shall mean the earlier of (i) the date on which notice of a Change of Control is duly given by the Borrower to the Agent or (ii) with respect to any Lender, the date on which such Lender obtains actual knowledge of the Change of Control.

                  (2) "CHANGE OF CONTROL" means when, and shall be deemed to have occurred at such time as, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the then outstanding Voting Stock of the Borrower; PROVIDED, that fifty percent shall become 70% with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by the Borrower or any Subsidiary or any trust or funding vehicle maintained for or pursuant to such "employee benefit plan".

                  (3) "PURCHASE DATE" means, with respect to any Lender, the date on which the Borrower shall purchase the Loans of such Lender pursuant to the exercise by such Lender of its option under this
         Section 9.14, pursuant to a notice given to the Borrower in accordance with paragraph (c) of this Section 9.14, which date shall be a Business Day not less than 90 nor more than 120 days after the date such Lender gives the Borrower written notice of such exercise.

                  (4) "VOTING STOCK" shall mean capital stock of the Borrower of any class or classes (however designated) the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the Board of Directors of the Borrower, it being understood that, at the date hereof, the Common Stock, without par value, of the Borrower is the only outstanding class of capital stock of the Borrower which constitutes "Voting Stock".

                                    X-4.1-64

                  IN WITNESS WHEREOF, the Borrower, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     THE GOODYEAR TIRE & RUBBER COMPANY,

                                      by      /s/ Stephanie W. Bergeron
                                       ---------------------------------
                                       Name:  Stephanie W. Bergeron
                                       Title: Vice President and
                                              Treasurer

                                     THE CHASE MANHATTAN BANK, individually
                                     and as Agent,

                                      by  /s/ Julie S. Long
                                       ---------------------------------
                                        Name:  Julie S. Long
                                        Title: Vice President

                                     BANQUE NATIONALE de PARIS,
                                     Chicago Branch,

                                     by /s/ Jo Ellen Bender
                                       ---------------------------------
                                        Name:  Jo Ellen Bender
                                        Title: Senior Vice
                                               President

                                     CIBC INC.,

                                     by /s/ Barrie Anderson
                                       ---------------------------------
                                        Name:  Barrie Anderson
                                        Title: Executive Director
                                               CIBC World Markets
                                               Corp. As Agent

                                     THE SUMITOMO BANK LIMITED, New
                                     York Branch

                                     by /s/Edward D. Henderson, Jr.
                                       ---------------------------------
                                       Name: Edward D.Henderson,Jr.
                                       Title: Senior Vice President

                                    X-4.1-65

                                COMMERZBANK AG, New York and Grand
                                Cayman Branches,

                                by /s/ John Marlatt
                                  ---------------------------------
                                   Name:  John Marlatt
                                   Title: Vice President

                                by /s/ Graham Warning
                                  ---------------------------------
                                   Name:  Graham Warning
                                   Title: Assistant Treasurer

                                BANK OF AMERICA, N.A.,

                                by /s/ Lynn W. Stetson
                                  ---------------------------------
                                   Name:  Lynn W. Stetson
                                   Title: Managing Director

                                ABN AMRO BANK N.V.,

                                by /s/ John M. Ellenwood
                                  ---------------------------------
                                   Name:  John M. Ellenwood
                                   Title: Group Vice President

                                by /s/ Erin Marie Lavelle
                                  ---------------------------------
                                   Name:  Erin Marie Lavelle
                                   Title: Vice President

                                BANK OF TOKYO-MITSUBISHI

                                by /s/ Heather T. Zimmerman
                                  ---------------------------------
                                   Name:  Heather T. Zimmerman
                                   Title: Vice President

                                BARCLAYS BANK PLC,

                                by /s/ L. Peter Yetman
                                  ---------------------------------
                                   Name:  L. Peter Yetman
                                   Title: Director

                                    X-4.1-66

                                CITICORP USA, Inc.,

                                by /s/ Candi M. Halbert
                                  ---------------------------------
                                   Name:  Candi M. Halbert
                                   Title: Vice President

                                CREDIT LYONNAIS, Chicago Branch,

                                by /s/ Mary Ann Klemm
                                  ---------------------------------
                                   Name:  Mary Ann Klemm
                                   Title: Vice President

                                CREDIT SUISSE FIRST BOSTON,

                                by /s/ Bill O'Daly
                                  ---------------------------------
                                   Name:  Bill O'Daly
                                   Title: Vice President

                                by /s/ Kristin Lepri
                                  ---------------------------------
                                   Name:  Kristin Lepri
                                   Title: Associate

                                THE DAI-ICHI KANGYO BANK, LTD.,
                                Chicago Branch,

                                by /s/ Nobuyasu Fukatsu
                                  ---------------------------------
                                   Name:  Nobuyasu Fukatsu
                                   Title: General Manager

                                DEUTSCHE BANK AG, New York
                                and/or Cayman Islands Branch,

                                by /s/ Hans-Josep Thiele
                                  ---------------------------------
                                   Name:  Hans-Josep Thiele
                                   Title: Director

                                by /s/ Joel Makowsky
                                  ---------------------------------
                                   Name:  Joel Makowsky
                                   Title: Vice President

                                    X-4.1-67

                                THE FIRST NATIONAL BANK OF CHICAGO,

                                by /s/ Patrick F. Dunphy
                                  ---------------------------------
                                   Name:  Patrick F. Dunphy
                                   Title: Vice President

                                THE INDUSTRIAL BANK OF JAPAN, LIMITED,

                                by /s/ Walter R. Wolff
                                  ---------------------------------
                                   Name:  Walter R. Wolff
                                   Title: Joint General
                                          Manager

                                NATIONAL CITY BANK,

                                by /s/ Janice E. Focke
                                  ---------------------------------
                                   Name:  Janice E. Focke
                                   Title: Vice President and
                                          Senior Lending
                                          Officer

                                THE NORTHERN TRUST COMPANY,

                                by /s/ Tracy J. Toulouse
                                  ---------------------------------
                                   Name:  Tracy J. Toulouse
                                   Title: Vice President

                                ROYAL BANK OF CANADA,

                                by /s/ Gordon C. MacArthur
                                  ----------------------------------
                                   Name:  Gordon C. MacArthur
                                   Title: Senior Manager

                                SOCIETE GENERALE, Chicago Branch,

                                by /s/ Steven R. Fercho
                                  ----------------------------------
                                   Name:  Steven R. Fercho
                                   Title: Director

                                    X-4.1-68

                                THE BANK OF NOVA SCOTIA,

                                by /s/ F.C.H. Ashby
                                  ----------------------------------
                                   Name:  F.C.H. Ashby
                                   Title: Senior Manager Loan
                                          Operations

                                BBL INTERNATIONAL (U.K.) LIMITED,

                                by /s/ C.F. Wright
                                  -----------------------------------
                                   Name:  C.F. Wright
                                   Title: Autorised Signatory

                                by /s/ M-C Swinnen
                                  -----------------------------------
                                   Name:  M-C Swinnen
                                   Title: Authorised Signatory

                                BANCA NAZIONALE DEL LAVORO, S.P.A. -
                                NEW YORK BRANCH

                                by /s/ Giulio Giovine
                                  ----------------------------------
                                   Name:  Giulio Giovine
                                   Title: Vice President

                                by /s/ Leonardo Valentini
                                  ----------------------------------
                                   Name:  Leonardo Valentini
                                   Title: First Vice President

                                KEYBANK, NATIONAL ASSOCIATION,

                                by /s/ Daniel W. Lally
                                  ----------------------------------
                                   Name:  Daniel W. Lally
                                   Title: Assistant Vice
                                          President

                                    X-4.1-69



                                  SCHEDULE 2.01

======================================================================================================

                      Lender                           Commitment              CD Reserve Requirement
------------------------------------------- ---------------------------------- -----------------------

THE CHASE MANHATTAN BANK                             $145,000,000.00                    0.0%
270 Park Avenue
10th Floor
New York, NY 10017-2070
Attention: David W. Fox
Telephone: (212) 270-4449
Telecopy: (212) 270-1340

------------------------------------------- ---------------------------------- -----------------------

BANQUE NATIONALE de PARIS,                           $75,000,000.00                     0.0%
Chicago Branch
Rookery Bldg, 5th Floor
209 South LaSalle Street
Chicago, IL 60604
Attention: Fred Moryl
Telephone: (312) 977-2211
Telecopy: (312) 977-1380

------------------------------------------- ---------------------------------- -----------------------

CIBC INC.                                            $75,000,000.00                     0.0%
425 Lexington Avenue
New York, NY 10017
Attention: W. Barrie Anderson
Telephone: (212) 856-3580
Telecopy: (212) 856-3991

------------------------------------------- ---------------------------------- -----------------------

THE SUMITOMO BANK LIMITED                            $30,000,000.00                     0.0%
New York Branch
277 Park Avenue
New York, NY 10172
Attention: Bruce Gregory
Telephone: (212) 224-4143
Telecopy:  (212) 224-4384

------------------------------------------- ---------------------------------- -----------------------

COMMERZBANK AG                                       $75,000,000.00                     0.0%
New York and Grand Cayman
Branches
20 S. Clark Street
Suite 2700
Chicago, IL 60603
Attention: Tim Shortly
Telephone: (312) 795-1620
Telecopy: (312) 236-2827



                                    X-4.1-70

======================================================================================================

                      Lender                           Commitment              CD Reserve Requirement
------------------------------------------- ---------------------------------- -----------------------

BANK OF AMERICA, N.A.,                               $75,000,000.00                     0.0%
231 South LaSalle Street
Chicago, IL 60697
Attention:  Robert Balmos
Telephone: (312) 828-4405
Telecopy:  (312) 987-0303

------------------------------------------- ---------------------------------- -----------------------

ABN AMRO BANK N.V.                                   $30,000,000.00                     0.0%
135 South LaSalle Street
Chicago, IL 60674-9135
Attention: John Ellenwood
Telephone: (312) 904-2735
Telecopy: (312) 904-2537

------------------------------------------- ---------------------------------- -----------------------

THE BANK OF TOKYO-MITSUBISHI TRUST COMPANY           $45,000,000.00                     0.0%
1251 Avenue of the Americas
12th Floor
New York, NY 10111
Attention: Fredrich Wilms
Telephone: (212) 782-4341
Telecopy: (212) 782-6445

------------------------------------------- ---------------------------------- -----------------------

BARCLAYS BANK PLC                                    $30,000,000.00                     0.0%
New York
222 Broadway, 8th Floor
New York, NY 10038
Attention: Timothy Weidman
Telephone: (212) 412-2984
Telecopy: (212) 412-7585

------------------------------------------- ---------------------------------- -----------------------

CITIBANK, N.A.                                       $75,000,000.00                     0.23%
399 Park Avenue
8th Floor, Zone 12
New York, NY 10043
Attention: Brian Ike
Telephone: (212) 559-7205
Telecopy: (212) 826-2375

------------------------------------------- ---------------------------------- -----------------------

                                    X-4.1-71

======================================================================================================

                      Lender                           Commitment              CD Reserve Requirement
------------------------------------------- ---------------------------------- -----------------------

CREDIT LYONNAIS                                      $45,000,000.00                     0.0%
Chicago Branch
227 West Monroe Street
Suite 3800
Chicago, IL 60606
Attention: Nigel Carter
Telephone: (312) 220-7310
Telecopy: (312) 641-0527

------------------------------------------- ---------------------------------- -----------------------

CREDIT SUISSE FIRST BOSTON                           $75,000,000.00                     0.0%
11 Madison Avenue
New York, NY 10010-3692
Attention: William O'Daly
Telephone: (212) 325-1986
Telecopy: (212) 325-8309

------------------------------------------- ---------------------------------- -----------------------

THE DAI-ICHI KANGYO BANK,                            $30,000,000.00                     0.0%
LTD.
10 South Wacker Drive
26th Floor
Chicago, IL 60606
Attention: Norman Fedder
Telephone: (312) 715-6363
Telecopy: (312) 876-2011

------------------------------------------- ---------------------------------- -----------------------

DEUTSCHE BANK AG                                     $45,000,000.00                     0.0%
31 W. 52nd Street
24th Floor
New York, NY 10019
Attention: Rolf-Peter Mikolayczyk
Telephone: (212) 469-8237
Telecopy: (212) 474-8212

------------------------------------------- ---------------------------------- -----------------------

THE FIRST NATIONAL BANK                              $75,000,000.00                     0.0%
OF CHICAGO
611 Woodward Avenue
2nd Floor
South Detroit, MI 48226
Attention: Paul Demelo
Telephone: (313) 225-2520
Telecopy: (313) 225-1212

------------------------------------------- ---------------------------------- -----------------------

THE INDUSTRIAL BANK OF JAPAN, LIMITED                $45,000,000.00                     0.0%
AT&T Corporate Center
227 West Monroe Street
Suite 2600
Chicago, IL 60606
Attention: Stan Beltramea
Telephone: (312) 855-8492
Telecopy: (312) 855-8200

                                    X-4.1-72

======================================================================================================

                      Lender                           Commitment              CD Reserve Requirement
------------------------------------------- ---------------------------------- -----------------------

NATIONAL CITY BANK                                   $30,000,000.00                     0.0%
National City Center
1900 East Ninth Street
Locator #2077
Cleveland, OH 44114-3484
Attention: Janice Focke
Telephone: (216) 575-2836
Telecopy: (216) 222-0003

------------------------------------------- ---------------------------------- -----------------------

THE NORTHERN TRUST COMPANY                           $30,000,000.00                     0.0%
50 South LaSalle Street
Chicago, IL 60675
Attention: Tracy Toulouse
Telephone: (312) 557-1356
Telecopy: (312) 630-6062

------------------------------------------- ---------------------------------- -----------------------

ROYAL BANK OF CANADA                                 $75,000,000.00                     0.0%
One Liberty Plaza - 4th Floor
New York, NY 10006-1404
Attention:Aurora Lanteigne
Telephone: (212) 428-6338
Telecopy: (212) 428-2372
with a copy to:
Attention:G.C. MacAurthur
Telephone: (212) 428-6502
Telecopy: (212) 428-2319

------------------------------------------- ---------------------------------- -----------------------

SOCIETE GENERALE                                     $45,000,000.00                     0.0%
181 W. Madison Street
Suite 3400
Chicago, IL 60602
Attention: Steven Fercho
Telephone: (312) 578-5008
Telecopy: (312) 578-5099
------------------------------------------- ---------------------------------- -----------------------

BBL INTERNATIONAL (U.K.)                             $30,000,000.00                     0.0%
LIMITED
6 Broadgate
London ECM 2AJ
Attention: Chris Wright
Telephone: 011-44-171-392-5533
Telecopy:  011-44-171-562-0208
------------------------------------------- ---------------------------------- -----------------------

BANCA NAZIONALE DEL LAVORO                           $45,000,000.00                     0.0%
25 West 51st Street
New York, NY 10019
Attention: Giulio Giovine
Telephone: (212) 314-0239
Telecopy:  (212) 765-2978

                                    X-4.1-73

======================================================================================================

                      Lender                           Commitment              CD Reserve Requirement
------------------------------------------- ---------------------------------- -----------------------

KEYBANK, NATIONAL ASSOCIATION                        $30,000,000.00                     0.0%
127 Public Square
6th Floor
Cleveland, OH 44114-1306
Attention:  Dan Lally
Telephone: (216) 689-8065
Telecopy: (216) 689-4981

------------------------------------------- ---------------------------------- -----------------------

THE BANK OF NOVA SCOTIA                              $45,000,000.00                     0.0%
181 West Madison Street
Suite 3700
Chicago, IL 60602
Attention:  Eric Bergren
Telephone: (312) 201-4187
Telecopy:  (312) 201-4108

=========================================== ================================== =======================
                      TOTAL                         $1,300,000,000.00
=========================================== ================================== =======================



                                    X-4.1-74

                                                                     EXHIBIT A-1




                       FORM OF COMPETITIVE BID REQUEST

The Chase Manhattan Bank, as Agent for
the Lenders referred to below,
270 Park Avenue
New York, N.Y.  10017

                                                                          [Date]
Attention:

Dear Sirs:

                  The undersigned, The Goodyear Tire & Rubber Company (the "Borrower"), refers to the Credit Agreement [364-Day Facility] dated as of
[          ], 1999 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders parties thereto and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

(A)  Date of Competitive Borrowing
     (which is a Business Day)                       ____________________

(B)  Principal Amount of
     Competitive Borrowing 1/                        ____________________

(C)  Interest rate basis 2/                          ____________________

(D) Interest Period and the last
    day thereof 3/                                   ____________________


--------
     1/ Not less than $25,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

     2/ Eurodollar Borrowing or Fixed Rate Borrowing.

     3/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.


                                    X-4.1-75

                  Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

                                            Very truly yours,


                                            THE GOODYEAR TIRE & RUBBER COMPANY,


                                              by
                                                ---------------------------
                                                Title: [Authorized Officer]




                                    X-4.1-76

                                                                     EXHIBIT A-2




                    FORM OF NOTICE OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]

                                                                          [Date]
Attention:

Dear Sirs:

                  Reference is made to the Credit Agreement [364-Day Facility]
dated as of [         ], 1999 (as it may hereafter be amended, modified,
extended or restated from time to time, the "Credit Agreement"), among The Goodyear Tire & Rubber Company (the "Borrower"), the Lenders parties thereto and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the
Credit Agreement. The Borrower made a Competitive Bid Request on          , 19 ,
pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time] . 4/ Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)  Date of Competitive Borrowing          ____________________

(B)  Principal amount of
     Competitive Borrowing                  ____________________



-----------
         4/ The Competitive Bid must be received by the Agent (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.


                                    X-4.1-77

(C)  Interest rate basis
                                                  --------------------
(D) Interest Period and the last
     day thereof
                                                  --------------------



                                                  Very truly yours,

                                                  THE CHASE MANHATTAN BANK, as
                                                  Agent,

                                                    By
                                                      -------------------------
                                                      Title:






                                    X-4.1-78

                                                                     EXHIBIT A-3


                             FORM OF COMPETITIVE BID


The Chase Manhattan Bank, as Agent for
the Lenders referred to below,
270 Park Avenue
New York, N.Y.  10017

                                                                          [Date]
Attention:

Dear Sirs:

                  The undersigned, [Name of Bank], refers to the Credit
Agreement [364-Day Facility] dated as of [                 ], 1999 (as it may
hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among The Goodyear Tire & Rubber Company (the "Borrower"), the Lenders parties thereto and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in response
to the Competitive Bid Request made by the Borrower on                 , 19  ,
and in that connection sets forth below the terms on which such Competitive
Bid is made:


(A)  Principal Amount 5/                             ____________________

(B)  Competitive Bid Rate 6/                         ____________________


--------------
     5/ Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Agent.

     6/ i.e., LIBO Rate + or - %, in the case of Eurodollar Loans or     %, in
the case of Fixed Rate Loans.




                                    X-4.1-79

(C)  Interest Period and last
     day thereof                                     ____________________


                  The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.

                                                    Very truly yours,

                                                    [NAME OF LENDER],

                                                      By
                                                         ----------------------
                                                         Title:

                                    X-4.1-80

                                                                     EXHIBIT A-4


                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


                                                                          [Date]


The Chase Manhattan Bank, as Agent for
the Lenders referred to below
270 Park Avenue
New York, N.Y. 10017
Attention:  [                        ]

Dear Sirs:

                  The undersigned, The Goodyear Tire & Rubber Company (the "Borrower"), refers to the Credit Agreement [364-Day Facility] dated as of
[           ], 1999 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders parties thereto and The Chase Manhattan Bank, as Agent.

                  In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:



Principal Amount                       Fixed Rate/Margin                 Lender

      $
      $                                [%]/[+/-.  %]


We hereby reject all other bids.

                                    X-4.1-81

                  The $                  should be deposited in [          ]
account number [            ] on [date].


                                                     Very truly yours,


                                                     THE GOODYEAR TIRE & RUBBER
                                                     COMPANY,

                                                     by
                                                       -----------------------
                                                       Name:
                                                       Title:



                                    X-4.1-82

                                                                     EXHIBIT A-5

                       FORM OF STANDARD BORROWING REQUEST


The Chase Manhattan Bank, as Agent for the
Lenders referred to below,
270 Park Avenue
New York, N.Y.  10017

                                                                          [Date]

Attention:

Dear Sirs:

                  The undersigned, The Goodyear Tire & Rubber Company (the "Borrower"), refers to the Credit Agreement [364-Day Facility] dated as of
[             ], 1999 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders parties thereto and The Chase Manhattan Bank, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standard Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standard Borrowing is requested to be made:

(A)  Date of Standard Borrowing
     (which is a Business Day)                   ____________________

(B)  Principal Amount of
     Standard Borrowing 7/                       ____________________

(C)  Interest rate basis 8/                      ____________________



__________

         7/ Not less than $25,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

         8/ Eurodollar Loan, CD Loan or ABR Loan.


                                    X-4.1-83

(D)  Interest Period 9/                          ____________________

(E)  Account to which funds
     should be transferred                       ____________________



                  Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and
(c) of the Credit Agreement have been satisfied.

                                            Very truly yours,

                                            THE GOODYEAR TIRE & RUBBER COMPANY,

                                            By
                                              ----------------------------
                                              Title: [Authorized Officer]

------------

         9/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.





                                    X-4.1-84

                                                                       EXHIBIT B

                     FORM OF OPINION OF COUNSEL TO GOODYEAR
                     --------------------------------------



                                                           [INSERT CLOSING DATE]

The Lenders and the Agent
  named in the Credit
  Agreement referred to below
  c/o The Chase Manhattan Bank, as Agent,
  270 Park Avenue
  New York, NY 10017

 RE:     CREDIT AGREEMENT [364-DAY FACILITY] DATED AS OF
         [          ], 1999, AMONG THE GOODYEAR TIRE & RUBBER COMPANY,
         THE LENDERS NAMED THEREIN AND THE CHASE MANHATTAN BANK, AS AGENT


Gentlemen:

         This opinion is furnished to you pursuant to Section 4.02(a) of the
Credit Agreement [364-Day Facility] dated as of [                 ], 1999
(the "Agreement"), among The Goodyear Tire & Rubber Company ("Goodyear"), the financial institutions party thereto as lenders (the "Lenders") and The Chase Manhattan Bank, as agent for the Lenders.

         I am [the General Counsel and a Vice President] [Associate (Assistant) General Counsel] of Goodyear, an Ohio corporation, and, as such, am familiar with the provisions of its Amended Articles of Incorporation and its Code of Regulations, as each is amended to date, and such other documents as relate to its corporate power to enter into and perform the Agreement and to incur indebtedness thereunder.

         I am also familiar with the terms and provisions of the Agreement and with the corporate proceedings taken by Goodyear in connection with its authorization, execution and delivery.

         My opinion is limited to matters involving United States Federal law and the law of the State of Ohio. I have made no examination of the law of any other jurisdiction (other than United States Federal law and the law of the State of Ohio) as a basis for the opinion hereinafter expressed and I do not express, nor should there be implied, any opinion thereon.



                                    X-4.1-85

         Based upon the foregoing, I am of the opinion that:

                  1. Goodyear is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                  2. The execution, delivery and performance of the Agreement by Goodyear are within Goodyear's corporate powers, have been duly authorized by all necessary corporate action, will not violate any provision of any existing law or regulation or order or decree of any court or Governmental Body or of the Amended Articles of Incorporation or Code of Regulations of Goodyear, as each is amended to date, or of the unwaived terms of any mortgage, indenture, agreement or other instrument to which Goodyear is a party or which is binding upon it or its assets, and will not result in the creation or imposition of any security interest, lien, charge or encumbrance on any of its assets pursuant to the provisions of any of the foregoing.

                  3. No authorization or approval or other action by, and no notice to or filing with, any Governmental Body or court is required to be made or effected by Goodyear for the due execution and delivery of the Agreement by Goodyear and for the performance by Goodyear of the obligations on its part to be performed under the Agreement.

                  4. If, contrary to the intent of the parties, the Agreement were held to be governed by Ohio law, the Agreement would constitute the legal, valid and binding obligation of Goodyear enforceable against Goodyear in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                                                      Very truly yours,


                                                      [General Counsel or
                                                       Associate or Assistant
                                                       General Counsel]

                                    X-4.1-86

                                                                       EXHIBIT C

                       THE GOODYEAR TIRE & RUBBER COMPANY

                             SCHEDULE OF COMPLIANCE
                     DATED AS OF ___________________, ______

         This Schedule of Compliance is delivered pursuant to and in accordance with clause (1) of part [(i)] [(ii)] of Subsection (d) of Article V of the
Credit Agreement [364-Day Facility] dated as of [           ], 1999 (the "Credit
Agreement"), among The Goodyear Tire & Rubber Company ("Goodyear"), the lenders parties thereto and The Chase Manhattan Bank, as agent for the lenders. The terms defined in the Credit Agreement are used herein as therein defined. All dollar amounts set forth herein are expressed in millions of dollars. This Schedule of Compliance is in respect of the fiscal [quarter] [year] of Goodyear ended ________________ (the "Current Fiscal [Quarter] [Year]").

  I.  INTEREST COVERAGE RATIO - Article V(a)
      -------------------------------------

      INTEREST COVERAGE RATIO FOR THE ANNUAL PERIOD ENDED
        ON [INSERT DATE].

  (A)  ANNUAL PERIOD CONSOLIDATED
        OPERATING INCOME:                 $___________________

ANNUAL PERIOD INTEREST CHARGES:           $___________________

 (B)  Annual Period Interest              $___________________

 (C)  Annual Period Amortized
      Debt discount and expense           $___________________

 (D)  Annual Period Capitalized
      Lease imputed interest              $___________________

 (E)  CALCULATION OF ANNUAL PERIOD
      INTEREST CHARGES:
      (B)+(C)+(D)                         $___________________

      CALCULATION OF INTEREST
      COVERAGE RATIO FOR THE
      ANNUAL PERIOD:
      (A)/(E)                              ___________________

      MINIMUM INTEREST COVERAGE
      RATIO REQUIRED BY
      ARTICLE V(a)                                   1.55 TO 1

 II.  CONSOLIDATED NET WORTH - ARTICLE V(a)
      -------------------------------------



                                    X-4.1-87

          (A)     Consolidated stated capital,
                  surplus and retained earnings
                  (before foreign currency
                  translation adjustment)              $
                                                        --------------------

          (B)     SFAS 106 Transition obligation
                  adjustment                            $   1,065.7
                                                        --------------------


                  Calculation of Consolidated
                  Net Worth as at end of
                  Current Fiscal
                  [Quarter] [Year]:
                  (A)+(B)                               $___________________

                  Minimum Consolidated Net
                  Worth required by
                  Section 6.1(C)                        $   1,250.0
                                                        --------------------


 III.  LIMITATION ON LIENS - ARTICLE VI(a)
       -----------------------------------

          LIENS ON MANUFACTURING FACILITIES ISSUED, ASSUMED OR
           GUARANTEED DURING THE CURRENT FISCAL YEAR.

          (A)  Liens on property at
               acquisition                           $____________________

          (B)  Permitted purchase money
               Liens                                 $____________________

          (C)  Liens on property of
               acquired or merged entity             $____________________

          (D)  Permitted governmental
               Liens                                 $___________________

          (E)  Permitted renewal Liens               $___________________

          (F)  Permitted Liens under
               basket provision of
               Article VI(a)                         $___________________

          (G)  Liens not permitted by
               Article VI(a)                         $___________________


  IV.  LIMITATION ON DEBT - ARTICLE VI(b)
       ----------------------------------

          CONSOLIDATED DEBT AT END OF CURRENT FISCAL [QUARTER] [YEAR].

          (A)  Indebtedness for borrowed
               money constituting Debt,
               obligations evidenced by
               bonds, debentures or similar
               instruments constituting
               Debt and obligations for
               deferred purchase price of
               property or services


                                    X-4.1-88
               constituting Debt                     $
                                                      -------------------
          (B)  Capital Lease Obligations
               constituting Debt                     $
                                                      -------------------

          (C)  Guarantees constituting
               Debt                                  $
                                                      -------------------

               CALCULATION OF CONSOLIDATED
               DEBT AT END OF CURRENT FISCAL
               YEAR (A)+(B)+(C)                      $
                                                      -------------------

               AMOUNT OF CONSOLIDATED DEBT
               PERMITTED BY ARTICLE VI(B)            $
               ($5,000,000,000) PLUS THE              -------------------
               SUPPLEMENTAL AMOUNT
               OF $__________________                $
                                                      -------------------


  V.  LEVERAGE RATIO
      --------------

          CONSOLIDATED DEBT AT END OF CURRENT FISCAL QUARTER.

          (A)  (1) Notes payable to banks
                   and overdrafts                    $
                                                      -------------------

               (2) Long term debt due
                   within one year                   $
                                                      -------------------

               (3) Long term debt and capital
                   leases                            $
                                                      -------------------

          (B)  Net proceeds from the sale of
               outstanding domestic accounts
               receivable                            $
                                                      -------------------

          (C)  Consolidated Net Worth
               (including SFAS 106 transition
               charge) ((A)+(B) of Part II)          $
                                                      -------------------

               CALCULATION OF LEVERAGE
               RATIO AT END OF CURRENT
               FISCAL QUARTER
               [(A)+(B)] / [(A)+(B)+(C)]                               %
                                                      -----------------

        The undersigned hereby certifies that the above information has been prepared in accordance with the requirements of the Credit Agreement and that such information is true and correct in all material respects.

                                              THE GOODYEAR TIRE & RUBBER COMPANY


                                               By:_____________________________
                                                  [Name and Title of Authorized
                                                        Officer]


                                    X-4.1-89

                                                                       EXHIBIT D

                               [FORM OF AGREEMENT]


                AGREEMENT dated as of [                     ], [         ],
between The Goodyear Tire & Rubber Company, an Ohio corporation and [          ]
(the "New Lender").

                Reference is made to the Credit Agreement [364-Day Facility]
dated as of [               ], 1999 (the "Credit Agreement"), among The Goodyear
Tire & Rubber Company, an Ohio corporation (the "Borrower"), the Lenders listed in Schedule 2.01 thereof (the "Lenders") and The Chase Manhattan Bank, a New York banking corporation, as agent for the Lenders (in such capacity, the "Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

                1. Pursuant to Section 2.11(d) of the Credit Agreement the New Lender and the Borrower hereby agree that the New Lender shall become a
        Lender under the Credit Agreement with a Commitment of $[              ]
        by the New Lender, effective as of the later of [               ],
        [           ], and the fifth Business day after this Agreement shall
        have been delivered to the Agent (the "Effective Date"). From and after the Effective Date the New Lender shall be a party to and be bound by the provisions of the Credit Agreement and have the rights and obligations of a Lender thereunder.

                2. Upon the effectiveness of this Agreement, Schedule 2.01 to the Credit Agreement shall be automatically amended to reflect the Commitment of the New Lender.

                3. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.





                                    X-4.1-90

                IN WITNESS WHEREOF, the Borrower and have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                               THE GOODYEAR TIRE & RUBBER
                                               COMPANY,

                                               By ___________________________
                                                  Name:
                                                  Title:

                                               [                       ],

                                               By ___________________________
                                                  Name:
                                                  Title:







                                    X-4.1-91

                                                                       EXHIBIT E
                                                                          [Date]

                                    [FORM OF]

                                 PROMISSORY NOTE


                FOR VALUE RECEIVED, the undersigned, THE GOODYEAR TIRE & RUBBER COMPANY, an Ohio corporation (the "Borrower"), hereby promises to pay to the order of (the "Lender") at the office of The Chase Manhattan Bank (the "Agent"), at 270 Park Avenue, New York, New York, 10017, when and as due under the terms of the Credit Agreement referred to below, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under the Credit Agreement, in lawful money of the United States of America in same day funds, and to pay interest from the date hereof on such principal amount from time to time outstanding in like funds, at said office, at a rate or rates per annum and payable on the dates provided in the Credit Agreement.

                This note is one of the notes referred to in Section 9.03(c) of
the Revolving Credit Facility Agreement dated as of [                  ], 1999,
among the Borrower, the lenders parties thereto (including the "Lender") and The Chase Manhattan Bank, as Agent (as the same may be modified, amended, extended or restated from time to time, the "Credit Agreement"). The Lender is hereby authorized to record information as to the amounts and types of the Loans made by it and payments of principal and interest received with respect thereto on the schedule attached hereto. Capitalized terms used in this note have the respective meanings assigned to them in the Credit Agreement. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATED OF AMERICA.


                                                     THE GOODYEAR TIRE & RUBBER
                                                     COMPANY,

                                                     By
                                                       _________________________
                                                       Name:
                                                       Title:





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